Exhibit 10.2
Conformed copy, reflecting Amendment No. 1 dated as of May 9, 2009, Amendment No. 2 dated as of May 3, 2010, Waiver and Amendment No. 3 dated as of February 24, 2011, Amendment No. 4 dated as of May 2, 2011 and Amendment No. 5 dated as of June 25, 2012

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

dated as of May 4, 2009,
(as amended through June 25, 2012)
Among
ENERGIZER RECEIVABLES FUNDING CORPORATION, as Seller,
ENERGIZER BATTERY, INC., as Servicer
ENERGIZER PERSONAL CARE, LLC, as Sub-Servicer

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH
as Administrative Agent and as an Agent

and
THE SEVERAL AGENTS, CONDUITS AND COMMITTED PURCHASERS PARTY HERETO
FROM TIME TO TIME

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TABLE OF CONTENTS
Page
ARTICLE I

PURCHASE ARRANGEMENTS
ARTICLE II

PAYMENTS AND COLLECTIONS
ARTICLE III

CONDUIT FUNDING

Section 3.1	CP Costs	5
Section 3.2	CP Costs Payments	5
Section 3.3	Calculation of CP Costs	5
ARTICLE IV

COMMITTED PURCHASER FUNDING

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1	Representations and Warranties of the Seller Parties	8
Section 5.2	Committed Purchaser Representations and Warranties	11
ARTICLE VI

CONDITIONS OF PURCHASES

Section 6.1	Conditions Precedent to Initial Incremental Purchase	11
Section 6.2	Conditions Precedent to All Purchases and Reinvestments	12
ARTICLE VII

COVENANTS

Section 7.1	Affirmative Covenants of the Seller Parties	12
Section 7.2	Negative Covenants of the Seller Parties	20
ARTICLE VIII

ADMINISTRATION AND COLLECTION
ARTICLE IX

AMORTIZATION EVENTS

Section 9.1	Amortization Events	23
Section 9.2	Remedies	25

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ARTICLE X

INDEMNIFICATION
ARTICLE XI

THE ADMINISTRATIVE AGENT
ARTICLE XII

ASSIGNMENTS; PARTICIPATIONS

Section 12.1	Assignments	31
Section 12.2	Participations	31
Section 12.3	Federal Reserve	31

ARTICLE XIII

{RESERVED}
ARTICLE XIV

MISCELLANEOUS

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Exhibits and Schedules

Exhibit I	Definitions
Exhibit II	Form of Purchase Notice
Exhibit III	Places of Business of the Seller Parties; Locations of Records; Federal Employer Identification Number(s)
Exhibit IV	Names of Collection Banks; Collection Accounts
Exhibit V	Form of Compliance Certificate
Exhibit VI	Form of Collection Account Agreement
Exhibit VII	Form of Assignment Agreement
Exhibit VIII	Credit and Collection Policy
Exhibit IX	Form of Contract(s)
Exhibit X	Form of Monthly Report
Exhibit XI	Form of Performance Undertaking
Exhibit XII	Form of Interim Report
Schedule A	Commitments
Schedule B	Closing Documents

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
This Third Amended and Restated Receivables Purchase Agreement dated as of May 4, 2009 is among ENERGIZER RECEIVABLES FUNDING CORPORATION, a Delaware corporation (“Seller”), ENERGIZER BATTERY, INC., a Delaware corporation (“Energizer”), as Servicer, ENERGIZER PERSONAL CARE, LLC, a Delaware limited liability company (“EPC”), as Sub-Servicer (Sub-Servicer together with Seller and Servicer, the “Seller Parties” and each a “Seller Party”), the Committed Purchasers listed from time to time on Schedule A to this Agreement (together with any of their respective successors and assigns hereunder), GOTHAM FUNDING CORPORATION (“Gotham”), VICTORY RECEIVABLES CORPORATION (“Victory” and together with Gotham and any conduit that becomes a party hereto from time to time, the “Conduits”), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“BTMU”), as an Agent and as administrative agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the “Administrative Agent”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.
PRELIMINARY STATEMENTS
Seller desires to transfer and assign Purchaser Interests to the Purchasers from time to time.
Each Conduit may, in its absolute and sole discretion, purchase Purchaser Interests from Seller from time to time.
In the event that a Conduit declines to make any purchase, the Committed Purchaser(s) in the relevant Conduit Group shall, at the request of Seller, purchase Purchaser Interests from time to time.
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, has been requested and is willing to act as Administrative Agent on behalf of the Conduits and the Committed Purchasers in accordance with the terms hereof.
Seller, Servicer, the Committed Purchasers, the Conduits, the Agents and the Administrative Agent are parties to that certain Receivables Purchase Agreement dated as of April 4, 2000 (the “Original RPA”), as amended and restated by that certain First Amended and Restated Receivables Purchase Agreement dated as of June 30, 2008 (the “First Amended and Restated RPA”), as amended and restated by that certain Second Amended and Restated Receivables Purchase Agreement dated as of March 27, 2009 (the “Second Amended and Restated RPA”), as amended or otherwise modified to and including the date hereof (the Original RPA, the First Amended and Restated RPA and the Second Amended and Restated RPA together, the “Original Agreement”), and desire to amend and restate the Original Agreement to appoint EPC as Sub-Servicer of Receivables under this Agreement and to make certain other changes as are set forth in this Agreement.

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ARTICLE I

PURCHASE ARRANGEMENTS
Section 1.1    Purchase Facility. Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Administrative Agent for the benefit of one or more of the Purchasers. In accordance with the terms and conditions set forth herein, the Relevant Conduits in their respective Conduit Groups may collectively, at their option, instruct the Administrative Agent to purchase on their behalf, or if either of the Relevant Conduits shall decline to purchase, the Administrative Agent shall purchase, on behalf of the Committed Purchasers in the related Conduit Group, Purchaser Interests from time to time in an aggregate amount not to exceed at such time the lesser of (i) the Purchase Limit and (ii) the aggregate amount of the Commitments during the period from the date hereof to but not including the Facility Termination Date. Furthermore, with respect to each Conduit Group, the product of (x) the Purchase Pro Rata Share of such Conduit Group and (y) the aggregate amount of outstanding Capital of the Purchaser Interests so purchased by the Purchasers in such Conduit Group from time to time shall not exceed at such time the lesser of (a) the related Group Purchase Limit and (b) the aggregate amount of the related Commitments for such Conduit Group during the period from the date hereof to but not including the Facility Termination Date. Each of the parties hereto hereby acknowledges and agrees that from and after the Fifth Amendment Date and for all purposes under the Transaction Documents, the Conduit Group that includes SunTrust Bank shall not include a Conduit (unless and until a Conduit shall later join such Conduit Group pursuant to the terms hereof), and each request by Seller for purchases by Conduits in such Conduit Group pursuant to Section 1.2 shall be deemed to be a request that the Committed Purchasers in such Conduit Group make such purchase.
Section 1.2    Increases. Seller shall provide the Agents with at least one Business Days’ prior notice in a form set forth as Exhibit II hereto of each Incremental Purchase (a “Purchase Notice”), with a written copy thereof delivered simultaneously to the Administrative Agent. Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall be at least $1,000,000 and integral multiples of $100,000 in excess thereof) and date of purchase and, in the case of an Incremental Purchase to be funded by the Committed Purchasers, the requested Discount Rate and Tranche Period. Following receipt of a Purchase Notice, the Agents will determine whether the Relevant Conduits in their respective Conduit Groups agree to make the purchase. Without the prior approval of the Relevant Conduit in each Conduit Group, Seller shall not request more than three proposed purchases in any calendar month and, unless approved by each Relevant Conduit in its sole discretion, any such requests in excess of three in any calendar month shall be void. If the Relevant Conduit in a Conduit Group declines to make a proposed purchase, Seller may cancel the Purchase Notice (with a written copy of the notice of such cancellation delivered simultaneously to the Administrative Agent) or, in the absence of such a cancellation, the Incremental Purchase of the Purchaser Interest will be made by the Committed Purchasers in the related Conduit Group. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, each Agent on behalf of the Relevant Conduit or the Committed Purchasers in each Conduit Group, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 3:00 p.m. (New York time), an amount equal to (i) in the case of the Relevant Conduit, the relevant Purchase Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests such Relevant Conduit is then purchasing or (ii) in the case of a Committed Purchaser, such Committed Purchaser’s Pro Rata Share of the relevant Purchase Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Committed Purchasers in the related Conduit Group are purchasing. A default by a Purchaser in the performance of its obligations under this Agreement shall not relieve the other Purchasers of their obligations hereunder. The Purchase Notice which is to be effective on the date hereof shall not be required to be provided with at least one Business Day’s prior notice.
Section 1.3    Decreases. Seller shall provide the Agents with prior written notice in conformity with the Required Notice Period (a “Reduction Notice”) in the form of Exhibit XIII hereto of any proposed reduction of Aggregate Capital from Collections, with a copy of such Reduction Notice delivered simultaneously to the Administrative Agent. Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Capital shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the amount of Aggregate Capital to be reduced (the “Aggregate Reduction”), which shall be applied ratably to the Purchaser Interests of each Conduit Group in accordance with the amount of Capital (if any) owing to such Conduit Group (ratably, based on their respective Reduction Pro Rata

Shares). The Reduction Pro Rata Share of such Aggregate Reduction with respect to a Conduit Group shall in turn be applied ratably to the Purchaser Interests of the Conduit(s) and the Committed Purchasers in such Conduit Group in accordance with the amount of Capital (if any) owing to such Conduit(s), on the one hand, and the amount of Capital (if any) owing to such Committed Purchasers (ratably, based on their respective Pro Rata Shares), on the other hand. Only one (1) Reduction Notice shall be outstanding at any time. No Aggregate Reduction will be made following the occurrence of the Amortization Date without the consent of the Administrative Agent and each Agent.
Section 1.4    Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 12:00 p.m. (New York time) on the day when due in immediately available funds, and if not received before 12:00 p.m. (New York time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser they shall be paid to the relevant Agent, for the account of such Purchaser, at 1251 Avenue of the Americas, New York, New York 10020 (in the case of a Purchaser in the Conduit Group with BTMU as an Agent) or SunTrust Robinson Humphrey, Inc., c/o SunTrust Bank, 3333 Peachtree Road, NE, Atlanta, GA 30326 or an account or address designated from time to time by SunTrust Bank (in the case of a Purchaser in the Conduit Group with SunTrust Bank as an Agent), as applicable, until the applicable Seller Party is otherwise notified in writing by the relevant Agent. Upon notice to Seller, the relevant Agent may debit the Facility Account for all relevant amounts due and payable hereunder. All computations of Yield, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.
Section 1.5    Restated Agreement. Upon the effectiveness of this Agreement, each reference to the Original Agreement in any other Transaction Document, and any document, instrument or agreement executed and/or delivered in connection with the Original Agreement or any other Transaction Document, shall mean and be a reference to this Agreement. The other Transaction Documents and all agreements, instruments and documents executed or delivered in connection with the Original Agreement or any other Transaction Document shall each be deemed to be amended to the extent necessary, if any, to give effect to the provisions of this Agreement, as the same may be amended, modified, supplemented or restated from time to time. The effect of this Agreement is to amend and restate the Original Agreement in its entirety, and to the extent that any rights, benefits or provisions in favor of the Administrative Agent or any Purchaser existed in the Original Agreement and continue to exist in this Agreement without any written waiver of any such rights, benefits or provisions prior to the date hereof, then such rights, benefits or provisions are acknowledged to be and to continue to be effective from and after April 4, 2000. This Agreement is not a novation. The parties hereto agree and acknowledge that any and all rights, remedies and payment provisions under the Original Agreement, including, without limitation, any and all rights, remedies and payment provisions with respect to (i) any representation and warranty made or deemed to be made pursuant to the Original Agreement, or (ii) any indemnification provision, shall continue and survive the execution and delivery of this Agreement. The parties hereto agree and acknowledge that any and all amounts owing as or for Capital, Yield, CP Costs, fees, expenses or otherwise under or pursuant to the Original Agreement, immediately prior to the effectiveness of this Agreement, shall be owing as or for Capital, Yield, CP Costs, fees, expenses or otherwise, respectively, under or pursuant to this Agreement.
ARTICLE II

PAYMENTS AND COLLECTIONS
Section 2.1    Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to each Agent (or to an account designated by such Agent) when due, for the account of the Purchaser or Purchasers in the relevant Conduit Group on a full recourse basis, (i) such relevant fees as set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the relevant Committed Purchasers), (ii) all relevant CP Costs, (iii) all relevant amounts payable as Yield, (iv) all relevant amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding

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Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all relevant amounts payable to reduce the Purchaser Interest, if required, pursuant to Section 2.6, (vi) all relevant amounts payable pursuant to Article X, if any, (vii) all relevant Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (viii) all relevant Broken Funding Costs and (ix) all relevant Default Fees (collectively, the “Obligations”). If any Person fails to pay any of the Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections or Deemed Collections to Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers and the Agents.
Section 2.2    Collections Prior to Amortization. Prior to the Amortization Date, any Collections and/or Deemed Collections received by Servicer shall be set aside and held in trust by Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2. If at any time any Collections and/or Deemed Collections are received by Servicer prior to the Amortization Date, (i) Servicer shall set aside the Termination Percentage (hereinafter defined) of Collections evidenced by the Purchaser Interests of each Terminating Committed Purchaser and (ii) Seller hereby requests and the Purchasers (other than any Terminating Committed Purchasers) hereby agree to make, simultaneously with such receipt, a reinvestment (each a “Reinvestment”) with that portion of the balance of each and every Collection and Deemed Collection received by Servicer that is part of any Purchaser Interest (other than any Purchaser Interests of Terminating Committed Purchasers), such that after giving effect to such Reinvestment, the amount of Capital of such Purchaser Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt. On each Settlement Date prior to the occurrence of the Amortization Date, Servicer shall remit to the account of, or designated by, each Agent the relevant portion of the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 2.1) first, to reduce the relevant unpaid Obligations and second, to reduce the Capital of all Purchaser Interests of Terminating Committed Purchasers in the relevant Conduit Group, applied ratably to each Terminating Committed Purchaser according to its respective Termination Percentage. If such Capital and Obligations shall be reduced to zero with respect to the Purchasers in a Conduit Group, any additional Collections received by Servicer (i) if applicable, shall be remitted to an account designated by the relevant Agent no later than 12:00 p.m. (New York time) to the extent required to fund such Conduit Group’s Reduction Pro Rata Share of any Aggregate Reduction on such Settlement Date and (ii) any balance remaining thereafter shall be remitted from Servicer to Seller on such Settlement Date. Each Terminating Committed Purchaser shall be allocated a ratable portion of Collections from the Liquidity Termination Date that such Terminating Committed Purchaser did not consent to extend (as to such Terminating Committed Purchaser, the “Termination Date”) until such Terminating Financing Institution’s Capital shall be paid in full. This ratable portion shall be calculated on the Termination Date of each Terminating Committed Purchaser as a percentage equal to (i) Capital of such Terminating Committed Purchaser outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the “Termination Percentage”). Each Terminating Committed Purchaser’s Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Committed Purchaser’s Capital shall be reduced ratably with all Committed Purchasers in accordance with Section 2.3.
Section 2.3    Collections Following Amortization. On the Amortization Date and on each day thereafter, Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest, all Collections received on such day and an additional amount, from Seller’s assets, for the payment of any accrued and unpaid Obligations owed by Seller and not previously paid by Seller in accordance with Section 2.1. On and after the Amortization Date, Servicer shall, at any time upon the request from time to time by (or pursuant to standing instructions from) any Agent (i) remit to an account designated by such Agent the relevant portion of the amounts set aside pursuant to the preceding sentence, and (ii) apply such relevant amounts to reduce the Capital associated with each such Purchaser Interest held by a Purchaser in the relevant Conduit Group and any other relevant Aggregate Unpaids.
Section 2.4    Application of Collections. If there shall be insufficient funds on deposit for Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as applicable), Servicer shall distribute such funds:

first, to the payment of Servicer’s reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables , including the Servicing Fee, if Seller or one of its Affiliates is not then acting as Servicer, second, to the reimbursement of the Administrative Agent’s or each of the Agents’ (as the case may be) costs of collection and enforcement of this Agreement, third, to the ratable payment of all unpaid CP Costs and Yield, fourth, to the ratable payment of all other unpaid Obligations , provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, fifth, (to the extent applicable) to the ratable reduction of the Aggregate Capital (without regard to any Termination Percentage) and sixth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.
Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in Section 2.4 above, shall be shared ratably (within each priority) among the Administrative Agent, the Agents and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.
Section 2.5    Payment Recission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the relevant Agent (for application to the Person or Persons who suffered such recission, return or refund) the full amount thereof, plus the related Default Fee from the date of any such recission, return or refunding.
Section 2.6    Maximum Purchaser Interests. Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate 100%. If the aggregate of the Purchaser Interests of the Purchasers exceeds 100%, Seller shall pay to each Agent within three (3) Business Days an amount to be applied to reduce its Conduit Group’s Reduction Pro Rata Shares of the Aggregate Capital, such that after giving effect to such payment the aggregate of the Purchaser Interests equals or is less than 100%.
Section 2.7    Clean Up Call. In addition to Seller’s rights pursuant to Section 1.3, Seller shall have the right (after providing written notice to the Agents (with a copy thereof to the Administrative Agent) in accordance with the Required Notice Period), at any time following the reduction of the Aggregate Capital to a level that is less than 100.0% of the original Purchase Limit, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds to the Agents. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser, any Agent or the Administrative Agent.
ARTICLE III

CONDUIT FUNDING
Section 3.1    CP Costs. Seller shall pay the relevant CP Costs with respect to the Capital associated with each Purchaser Interest of each Conduit for each day that any Capital in respect of such Purchaser Interest is outstanding. Each Purchaser Interest funded substantially with Pooled Commercial Paper will accrue CP

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Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by the relevant Conduit and funded substantially with its Pooled Commercial Paper. Seller acknowledges and agrees that any Purchaser or Agent, or any Affiliate thereof, may from time to time (but without any obligation) purchase and hold for any period Commercial Paper issued by any Conduit for its own account, regardless of any difference between (i) the equivalent interest rate for such Conduit’s CP Costs and (ii) the applicable Discount Rate with respect to such Conduit’s Committed Purchaser, in each case for any such applicable period.
Section 3.2    CP Costs Payments. On each Settlement Date, Seller shall pay to each Agent (for the benefit of the Conduit(s) in the relevant Conduit Group) an aggregate amount in each case equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of the relevant Conduit(s) in such Conduit Group for the immediately preceding Accrual Period in accordance with Article II.
Section 3.3    Calculation of CP Costs. On the tenth calendar day of each month or, if such day is not a Business Day, on the next succeeding Business Day, each Agent shall calculate the aggregate amount of the relevant CP Costs for the applicable Accrual Period and shall notify Seller of such aggregate amount.
ARTICLE IV

COMMITTED PURCHASER FUNDING
Section 4.1    Committed Purchaser Funding. Each Committed Purchaser Interest shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Alternate Base Rate in accordance with the terms and conditions hereof. Until Seller gives notice to the Administrative Agent of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Committed Purchaser Interest shall be the Alternate Base Rate. If any Funding Source acquires by assignment from a Conduit any Purchaser Interest pursuant to any Funding Agreement, each Purchaser Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment and shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Alternate Base Rate in accordance with the terms and conditions hereof as if each such Purchaser Interest was held by a Committed Purchaser, and with respect to each such Purchaser Interest, the assignee thereof shall be deemed to be a Committed Purchaser solely for the purposes of Sections 4.1, 4.2, 4.3, 4.4 and 4.5.
Section 4.2    Yield Payments. On the Settlement Date for each Committed Purchaser Interest , Seller shall pay to each Agent (for the benefit of the Committed Purchasers in the relevant Conduit Group) an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of each such Purchaser Interest held by a Purchaser in such Conduit Group in accordance with Article II. On the tenth calendar day of each month or, if such day is not a Business Day, on the next succeeding Business Day, SunTrust Bank, as an Agent, shall calculate, for the immediately preceding Tranche Period, the aggregate amount of Yield for each Purchaser Interest funded by SunTrust Bank that is calculated on the basis of the LIBO Rate and shall notify Seller of such aggregate amount.
Section 4.3    Selection and Continuation of Tranche Periods.
(a)    With consultation from (and approval by) the relevant Agent, Seller shall from time to time request Tranche Periods for the Committed Purchaser Interests in a Conduit Group; provided, however, if at any time the Committed Purchasers shall have a Purchaser Interest, Seller shall always request Tranche Periods such that at least one Tranche Period shall end on the date specified in clause (A) of the definition of Settlement Date; provided, further, however, notwithstanding the forgoing, for each Purchaser Interest funded by SunTrust Bank that is calculated on the basis of the LIBO Rate, Seller shall only request (and shall always be deemed to request) Tranche Periods of one calendar month.
(b)    Seller or the relevant Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Tranche Period (the “Terminating Tranche”) for any Purchaser

Interest, may, effective on the last day of the Terminating Tranche: (i) divide any such Purchaser Interest into multiple Purchaser Interests, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Purchaser Interest with a new Purchaser Interests to be purchased on the day such Terminating Tranche ends, provided, that in no event may a Purchaser Interest of a Conduit be combined with a Committed Purchaser Interest or of another Conduit, and in no event may a Committed Purchaser Interest be combined with a Purchaser Interest of a Purchaser in a different Conduit Group.
Section 4.4    Committed Purchaser Discount Rates. Seller may select the LIBO Rate or the Alternate Base Rate for each Committed Purchaser Interest. Seller shall by 12:00 p.m. (New York time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Alternate Base Rate is being requested as a new Discount Rate, give the relevant Agent irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such Terminating Tranche. Until Seller gives notice to the relevant Agent of another Discount Rate, the initial Discount Rate for any Purchaser Interest transferred to the Committed Purchasers pursuant to the terms and conditions hereof (or assigned or transferred to any Funding Source or to any other Person) shall be the Alternate Base Rate.
Section 4.5    Suspension of the LIBO Rate. (a) If any Committed Purchaser notifies the relevant Agent and the Administrative Agent that it has determined that funding its Pro Rata Share of the Committed Purchaser Interest at a LIBO Rate would violate any applicable law, rule, regulation or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then the relevant Agent shall suspend the availability of such LIBO Rate and require Seller to select the Alternate Base Rate for any Purchaser Interest accruing Yield at such LIBO Rate.
(b)    If less than all of the Committed Purchasers give a notice to the relevant Agent pursuant to Section 4.5(a), each Committed Purchaser which gave such a notice shall be obliged, at the request of Seller, a Conduit in the same Conduit Group, the Administrative Agent or any Agent, to assign all of its rights and obligations hereunder to (i) another Committed Purchaser in the same Conduit Group or (ii) another funding entity nominated by Seller, the Administrative Agent or any Agent that is acceptable to such Conduit and willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Committed Purchaser; provided that (i) the notifying Committed Purchaser receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Committed Purchaser’s Pro Rata Share of the Capital and Yield owing to all of the Committed Purchasers in the same Conduit Group and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Committed Purchasers in the same Conduit Group, and (ii) the replacement Committed Purchaser otherwise satisfies the requirements of Section 12.1(b).
Section 4.6    Extension of Liquidity Termination Date.
(a)        Seller may request one or more 364-day extensions of the Liquidity Termination Date then in effect by giving written notice of such request to the Administrative Agent (each such notice an “Extension Notice”) at least 60 days prior to the Liquidity Termination Date then in effect. After the Administrative Agent’s receipt of any Extension Notice, the Administrative Agent shall promptly advise each Committed Purchaser of such Extension Notice. Each Committed Purchaser may, in its sole discretion, by a revocable notice (a “Consent Notice”) given to the Administrative Agent on or prior to the 30th day prior to the Liquidity Termination Date then in effect (such period from the date of the Extension Notice to such 30th day being referred to herein as the “Consent Period”), consent to such extension of such Liquidity Termination Date; provided, however, that, except as provided in Section 4.6(b), such extension shall not be effective with respect to any of the Committed Purchasers if any one or more Committed Purchasers: (i) notifies the Administrative Agent during the Consent Period that such Committed Purchaser either does not wish to consent to such extension or wishes to revoke its prior Consent Notice or (ii) fails to respond to the Administrative Agent within the Consent Period (each Committed Purchaser or its related Conduit Group that does not wish to consent to such extension or wishes to revoke its prior Consent Notice or fails to respond to the Administrative Agent within the Consent Period is herein referred to as a “Non-Renewing

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Committed Purchaser”). If none of the events described in the foregoing clauses (i) or (ii) occurs during the Consent Period and all Consent Notices have been received, then, the Liquidity Termination Date shall be irrevocably extended until the date that is 364 days after the Liquidity Termination Date then in effect. The Administrative Agent shall promptly notify Seller of any Consent Notice or other notice received by the Administrative Agent pursuant to this Section 4.6(a).
(b)        Upon receipt of notice from the Administrative Agent pursuant to Section 4.6(a) of any Non-Renewing Committed Purchaser or that the Liquidity Termination Date has not been extended, one or more of the Committed Purchasers (including any Non-Renewing Committed Purchaser) may proffer to the Administrative Agent and each Agent the names of one or more institutions meeting the criteria set forth in Section 12.1(b)(i) that are willing to accept assignments of and assume the rights and obligations under this Agreement and the other applicable Transaction Documents of the Non-Renewing Committed Purchaser. Provided the proffered name(s) are acceptable to the Administrative Agent and each Agent, the Administrative Agent shall notify the remaining Committed Purchasers of such fact, and the then existing Liquidity Termination Date shall be extended for an additional 364 days upon satisfaction of the conditions for an assignment in accordance with Section 12.1 and the Commitment of each Non-Renewing Committed Purchaser shall be reduced to zero. If the rights and obligations under this Agreement and the other applicable Transaction Documents of each Non-Renewing Committed Purchaser are not assigned as contemplated by this Section 4.6(b) (each such Non-Renewing Committed Purchaser or its related Conduit Group, as the case may be, whose rights and obligations under this Agreement and the other applicable Transaction Documents are not so assigned is herein referred to as a “Terminating Committed Purchaser”) and at least one Committed Purchaser is not a Non-Renewing Committed Purchaser, the then existing Liquidity Termination Date shall be extended for an additional 364 days; provided, however, that (i) each of the Purchase Limit and the relevant Group Purchase Limit shall be reduced on the Liquidity Termination Date that such Terminating Committed Purchaser did not consent to extend by an aggregate amount equal to the Terminating Commitment Availability as of such date of each Terminating Committed Purchaser and shall thereafter continue to be reduced by amounts equal to any reduction in the Capital of any Terminating Committed Purchaser (after application of Collections pursuant to Sections 2.2 and 2.3) and (ii) the Commitment of each Terminating Committed Purchaser shall be reduced to zero on the Termination Date applicable to such Terminating Committed Purchaser. Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Committed Purchaser (after application of Collections thereto pursuant to Sections 2.2 and 2.3) all rights and obligations of such Terminating Committed Purchaser hereunder shall be terminated and such Terminating Committed Purchaser shall no longer be a “Committed Purchaser”; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Terminating Committed Purchaser prior to its termination as a Committed Purchaser. For the avoidance of doubt, each reference to a Committed Purchaser in the context of a Terminating Committed Purchaser shall be deemed to refer to the related Conduit Group if any Conduit in such related Conduit Group continues to hold a Purchaser Interest as a Terminating Committed Purchaser.
(c)        Any requested extension of the Liquidity Termination Date may be approved or disapproved by a Committed Purchaser in its sole discretion. In the event that the Commitments are not extended in accordance with the provisions of this Section 4.6, the Commitment of each Committed Purchaser shall be reduced to zero on the Liquidity Termination Date. Upon reduction to zero of the Commitment of a Committed Purchaser and upon reduction to zero of the Capital of all of the Committed Purchaser Interests all rights and obligations of such Committed Purchaser hereunder shall be terminated and such Committed Purchaser shall no longer be a “Committed Purchaser”; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Committed Purchaser prior to its termination as a Committed Purchaser.
ARTICLE V

REPRESENTATIONS AND WARRANTIES
Section 5.1    Representations and Warranties of the Seller Parties. Each Seller Party hereby represents and warrants to the Administrative Agent, the Agents and the Purchasers, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:
(a)    Existence and Power. Such Seller Party is a limited liability company or a corporation duly organized, validly existing and in good standing under the laws of its state of organization. Such Seller Party is duly qualified to do business and is in good standing as a foreign entity, and has and holds all corporate or limited liability company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.
(b)    Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller’s use of the proceeds of purchases made hereunder, are within its corporate or limited liability company powers and authority and have been duly authorized by all necessary corporate or limited liability company action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.
(c)    No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws or operating agreement, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder), except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.
(d)    Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.
(e)    Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party’s knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body, which default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(f)    Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(g)    Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to the Administrative Agent, the Agents or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Administrative Agent, the Agents or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
(h)    Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a

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purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.
(i)    Good Title. Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s ownership interest in each Receivable, its Collections and the Related Security.
(j)    Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Administrative Agent for the benefit of the relevant Purchaser or Purchasers (and the Administrative Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections.
(k)    Places of Business and Locations of Records. The principal places of business and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Administrative Agent and the Agents have been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Such Seller Party’s Federal Employer Identification Number is correctly set forth on Exhibit III.
(l)    Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. Seller has not granted any Person, other than the Administrative Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.
(m)    Material Adverse Effect. (i) The initial Servicer represents and warrants that since December 31, 1999, and the initial Sub-Servicer represents and warrants that since December 31, 2008, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries or the initial Sub-Servicer and its Subsidiaries, as applicable, or the ability of the initial Servicer or the initial Sub-Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, (B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.
(n)    Names. In the past five (5) years, Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.
(o)    Ownership of Seller. Originator owns, directly or indirectly, 100% of the issued and outstanding capital stock of Seller, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.
(p)    Not an Investment Company. Such Seller Party is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(q)    Compliance with Law. Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.
(r)    Compliance with Credit and Collection Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except such material change as to which the Administrative Agent and the Agents have been notified in accordance with Section 7.1(a)(vii).
(s)    Payments to Originator and Original Sellers. With respect to each Receivable transferred to Seller under the Receivables Sale Agreement, Seller has given reasonably equivalent value to Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended. With respect to each Receivable transferred to Originator under the Transfer Agreement, Originator has given reasonably equivalent value to the applicable Original Seller in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Original Seller of any Receivable under the Transfer Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.
(t)    Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(u)    Eligible Receivables. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase under the Receivables Sale Agreement was an Eligible Receivable on such purchase date.
(v)    Net Receivables Balance. Seller has determined that, immediately after giving effect to each purchase hereunder, the Net Receivables Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves.
(w)    Accounting. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.
Section 5.2    Committed Purchaser Representations and Warranties. Each Committed Purchaser hereby represents and warrants to the Administrative Agent, the Agents and the Conduit(s) in the related Conduit Group that:
(a)    Existence and Power. Such Committed Purchaser is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.
(b)    No Conflict. The execution and delivery by such Committed Purchaser of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Committed Purchaser.

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(c)    Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Committed Purchaser of this Agreement and the performance of its obligations hereunder.
(d)    Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Committed Purchaser enforceable against such Committed Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).
ARTICLE VI

CONDITIONS OF PURCHASES
Section 6.1    Conditions Precedent to Initial Incremental Purchase. The initial Incremental Purchase of a Purchaser Interest under this Agreement is subject to the conditions precedent that the Administrative Agent and the Agents shall have received on or before the date of such purchase those documents listed on Schedule B that are required to be delivered on or before such date. The documents listed on part V of Schedule B are required to be delivered on or before the effective date of this Agreement. The Administrative Agent and each Agent shall have received all fees and expenses required to be paid pursuant to the terms of this Agreement (including, without limitation, Section 10.3 hereof), the Fee Letter and any other fee, charge, or expense required to be paid prior to the effectiveness of this agreement.
Section 6.2    Conditions Precedent to All Purchases and Reinvestments. Each purchase of a Purchaser Interest and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such purchase or Reinvestment: (i) Servicer shall have delivered to the Administrative Agent and the Agents, on or prior to the date of such purchase, in form and substance satisfactory to the Administrative Agent and the Agents, all Monthly Reports and Interim Reports as and when due under Section 8.5 and (ii) upon the request of the Administrative Agent any of the Agents, Servicer shall have delivered to the Administrative Agent and each of the Agents at least three (3) days prior to such purchase or Reinvestment an interim Monthly Report showing the amount of Eligible Receivables; (b) the Facility Termination Date shall not have occurred; (c) the Administrative Agent and the Agents shall have received such other approvals, opinions or documents as it may reasonably request and (d) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):
(i)    the representations and warranties set forth in Section 5.1 are true and correct in all material respects on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;
(ii)    no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute an Amortization Event or a Potential Amortization Event; and
(iii)    the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%.
It is expressly understood that each Reinvestment shall, unless otherwise directed by the Administrative Agent, any of the Agents or any Purchaser, occur automatically on each day that Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Administrative Agent and each of the Agents, which right may be exercised at any time on demand of the Administrative Agent or any of the Agents, to rescind the related purchase and direct Seller to pay to the Agents for the benefit of the Purchasers in their respective Conduit Groups an aggregate amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.
ARTICLE VII

COVENANTS
Section 7.1    Affirmative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:
(a)    Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent and the Agents:
(i)    Annual Reporting. Within 90 days after the close of each of its respective fiscal years, (i) audited financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Provider for such fiscal year, together with an unqualified audit report (in form satisfactory to the Administrative Agent and the Agents) on such financial statements of, and certified in a manner acceptable to the Administrative Agent and the Agents by, PricewaterhouseCoopers LLP or other independent public accountants reasonably acceptable to the Administrative Agent and the Agents and (ii) an unaudited balance sheet and income statement of the Seller in a form reasonably acceptable to the Administrative Agent and the Agents.
(ii)    Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its fiscal years, balance sheets of Provider as at the close of each such period and statements of income and retained earnings and a statement of cash flows for the Provider for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer on behalf of the Provider.
(iii)    Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by such Seller Party’s or Provider’s, as applicable, Authorized Officer on behalf of such Person and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.
(iv)    Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of such Seller Party or Provider copies of all financial statements, reports and proxy statements so furnished; provided, that Seller Parties shall not be required to provide any registration statements or reports which are available on the EDGAR system of the Securities and Exchange Commission.
(v)    S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements (other than registration statements on Form S-8) and annual, quarterly or other reports which Originator, any Original Seller, Provider or any of their respective Subsidiaries files with the Securities and Exchange Commission; provided, that Seller Parties shall not be required to provide any registration statements or reports which are available on the EDGAR system of the Securities and Exchange Commission.
(vi)    Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Administrative Agent,

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any Agent or Conduit, copies of the same.
(vii)    Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the consent of the Administrative Agent and the Agents thereto; provided that if such change or amendment was required pursuant to any change in any applicable law, rule or regulation, such Seller Party shall only be required to give prompt notice of such change or amendment and shall not be required to request the consent of the Administrative Agent and the Agents.
(viii)    Other Information. (A) Within 45 days after a request from the Administrative Agent or any of the Agents, internally prepared financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flow) for such Seller Party for any quarterly period in any fiscal year of such Seller Party, all certified by its chief financial officer, and (B) promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party, any Original Seller or Provider as the Administrative Agent or any of the Agents may from time to time reasonably request in order to protect the interests of the Administrative Agent, the Agents and the Purchasers under or as contemplated by this Agreement.
(b)    Notices. Such Seller Party will notify the Administrative Agent and the Agents in writing of any of the following promptly upon becoming aware of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
(i)    Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer on behalf of such Seller Party.
(ii)    Judgment and Proceedings. (A) The entry of any judgment or decree against Provider or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Provider and its Subsidiaries exceeds $10,000,000 and (B) the institution of any material litigation, arbitration proceeding or governmental proceeding against Provider or any of its Subsidiaries; and (C) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.
(iii)    Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.
(iv)    Termination Date. The occurrence of (A) the “Termination Date” under and as defined in the Receivables Sale Agreement and (B) the “Termination Date” under and as defined in the Transfer Agreement.
(v)    Defaults Under Other Agreements. (A) The occurrence of a default or an event of default under any other financing arrangement pursuant to which Seller is a debtor or an obligor and (B) the occurrence of any default or event of default under any other financing arrangement or arrangements governing Indebtedness, individually or in the aggregate, greater than or equal to $30,000,000 pursuant to which Provider or any of its Subsidiaries is a debtor or an obligor.
(vi)    Downgrade of Originator or Provider. Any downgrade in the rating of any Indebtedness of Originator, any Original Seller or Provider by Standard & Poor’s

Ratings Group or by Moody’s Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.
(c)    Compliance with Laws and Preservation of Corporate Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.
(d)    Audits. Such Seller Party will furnish to the Administrative Agent (with the Administrative Agent providing copies thereof to each Committed Purchaser, subject to the Administrative Agent receiving any necessary consents to disclosure) from time to time such information with respect to it, any Original Seller and the Receivables as the Administrative Agent may reasonably request. Such Seller Party will (and will cause Originator and each Original Seller to), from time to time during regular business hours as requested by the Administrative Agent upon reasonable notice and at the sole cost of such Seller Party, permit the Administrative Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the Authorized Officers or financial officers of Seller, any Original Seller or Servicer having knowledge of such matters. So long as no Potential Amortization Event or Amortization Event exists, the visits under this Section 7.1(d) that are at the sole cost of the applicable Seller Party shall be limited to four times a calendar year; and upon the occurrence and during the continuance of a Potential Amortization Event or an Amortization Event, any and all visits shall be at the sole cost of the applicable Seller Party, provided that if the Administrative Agent or its agent or representative fails to make any such examination and/or visit during any calendar year period, any Committed Purchaser or its agent or representative may make such examination and/or visit in the Administrative Agent’s stead.
(e)    Keeping and Marking of Records and Books.
(i)    Servicer will (and will cause Originator and each Original Seller to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Servicer will (and will cause Originator and each Original Seller to) give the Administrative Agent and the Agents notice of any material change in the administrative and operating procedures referred to in the previous sentence.
(ii)    Such Seller Party will (and will cause Originator and each Original Seller to) (A) not later than the date hereof, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Administrative Agent, describing the Purchaser Interests and (B) upon the request of the Administrative Agent (x) mark each Contract with a legend describing the Purchaser Interests and (y) at any time after the occurrence of a Potential Amortization Event, deliver to the Administrative Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.
(f)    Compliance with Contracts and Credit and Collection Policy. Such Seller Party will (and will cause Originator and each Original Seller to) timely and fully (i) perform and comply with all

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provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.
(g)    Performance and Enforcement of Receivables Sale Agreement. Seller will, and will require Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Administrative Agent, the Agents and the Purchasers as assignees of Seller) under the Receivables Sale Agreement as the Administrative Agent or any of the Agents may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.
(h)    Performance and Enforcement of Transfer Agreement. Originator shall not enter into a Transfer Agreement or amend, modify, supplement or restate a Transfer Agreement without the prior written consent of the Administrative Agent and each of the Agents. When a Transfer Agreement is effective, Seller will require Originator and each Original Seller to perform each of their respective obligations and undertakings under and pursuant to the Transfer Agreement, will require that Originator purchase Receivables thereunder in strict compliance with the terms thereof and will require that Originator vigorously enforce the rights and remedies accorded to Originator under the Transfer Agreement. Seller will require Originator to take all actions to perfect and enforce Originator’s rights and interests (and the rights and interests of Seller as assignee of Originator, and the rights and interests of the Administrative Agent, the Agents and the Purchasers as assignees of Seller) under the Transfer Agreement as Seller, the Administrative Agent or any of the Agents may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Transfer Agreement.
(i)    Ownership by Seller. Seller will (or will cause Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Administrative Agent, the Agents and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Administrative Agent or any of the Agents may reasonably request), and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Agents and the Purchasers, a valid and perfected first priority undivided percentage ownership interest (or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Administrative Agent or the Agents for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s and the Agents’ (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent or the Agents for the benefit of the Purchasers as the Administrative Agent or any of the Agents may reasonably request).
(j)    Ownership by Originator. Seller will cause Originator to take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Transfer Agreement irrevocably in Originator, free and clear of any Adverse Claims other than Adverse Claims in favor of Seller, the Administrative Agent, the Agents and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Originator’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Originator therein as Seller or the Administrative Agent or any of the Agents may reasonably request), and (ii) establish and maintain, in favor of Seller and the Administrative Agent, for the benefit of the Agents and the Purchasers, a valid and perfected first priority undivided percentage ownership interest (or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections purchased under the Transfer Agreement, to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of Seller, the Administrative Agent and the Agents (for the benefit of the Purchasers) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s, the Administrative Agent’s and the Agents’ (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller and the Administrative Agent, for the benefit of the Agents and the Purchasers, as Seller, the Administrative Agent or any of the Agents may reasonably request).
(k)    Purchasers’ Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller’s identity as a legal entity that is separate from Originator and any Original Seller. Therefore, from and after April 4, 2000, Seller shall take all reasonable steps, including, without limitation, all steps that the Administrative Agent, the Agents or any Purchaser may from time to time reasonably request, to maintain Seller’s identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of Originator, any Original Seller and any Affiliates thereof and not just a division of Originator, any Original Seller or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:
(A)    conduct its own business in its own name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of Originator or any Original Seller (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller’s employees);
(B)    compensate all employees, consultants and agents directly, from Seller’s own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of Originator, any Original Seller or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Seller and Originator, any Original Seller or such Affiliate, as applicable, on a basis that reflects the services rendered to Seller and Originator, such Original Seller or such Affiliate, as applicable;
(C)    clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of Originator or any Original Seller, Seller shall lease such office at a fair market rent;
(D)    have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;
(E)    conduct all transactions with Originator, any Original Seller and Servicer (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm’s-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and Originator or any Original Seller on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;
(F)    (1) at all times have a Board of Directors consisting of three members, at least one of which is an Independent Director reasonably acceptable to each Agent (such acceptability of any Independent Director appointed after the date hereof must be evidenced in writing signed by

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each Agent; provided that any Independent Director that has at least three (3) years of employment experience with one or more of AMACAR Group, L.L.C., Lord Securities Corporation, Global Securitization Services LLC or any other nationally recognized entity that provides, in the ordinary course of their respective businesses, advisory, management or placement services and independent director services to issuers of securitization or structured finance instruments, agreements or securities and that meets the other requirements of an Independent Director set forth herein shall be deemed acceptable to the Agents) and (2) at no time shall any of Seller, Servicer, Sub-Servicer, Provider, Originator, any Original Seller, any of Seller’s members or managing members or any of their respective Affiliates remove any Independent Director or replace any Independent Director (other than a replacement by an individual that has at least three (3) years of employment experience with one or more of AMACAR Group, L.L.C., Lord Securities Corporation, Global Securitization Services LLC or any other nationally recognized entity that provides, in the ordinary course of their respective businesses, advisory, management or placement services and independent director services to issuers of securitization or structured finance instruments, agreements or securities and that meets the other requirements of an Independent Director set forth herein), in each case without the prior written consent of each Agent;
(G)    observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);
(H)    maintain Seller’s books and records separate from those of Originator, any Original Seller and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of Originator, any Original Seller and any Affiliate thereof;
(I)    prepare its financial statements separately from those of Originator and any Original Seller and insure that any consolidated financial statements of Originator, any Original Seller or any Affiliate thereof that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;
(J)    except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of Originator, any Original Seller or any Affiliate thereof and only maintain bank accounts or other depository accounts to which Seller alone is the account party;
(K)    pay all of Seller’s operating expenses from Seller’s own assets (except for certain payments by Originator, any Original Seller or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));
(L)    operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to Originator thereunder for the purchase of Receivables from Originator under the Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;
(M)    maintain its corporate charter in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;
(N)    maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement, the Transfer Agreement and the Performance Undertaking, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, the Transfer Agreement or the Performance Undertaking, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement, the Transfer Agreement or the Performance Undertaking or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Administrative Agent and the Agents;
(O)    maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary.
(P)    maintain at all times the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and
(Q)    take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinions issued by Bryan Cave LLP, as counsel for Seller, in connection with the Original Agreement, this Agreement or initial Incremental Purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinions, remain true and correct in all material respects at all times.
(l)    Collections. Such Seller Party will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account

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to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to any Seller Party or any Affiliate of any Seller Party, such Seller Party will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, such Seller Party or Affiliate will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Administrative Agent and the Purchasers. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement and the applicable Collection Account Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Administrative Agent as contemplated by this Agreement.
(m)    Taxes. Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing by it. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of any Conduit, the Administrative Agent, the Agents or any Committed Purchaser.
(n)    Insurance. Seller will maintain in effect, or cause to be maintained in effect, at Seller’s own expense, such casualty and liability insurance as Seller shall deem appropriate in its good faith business judgment. The Administrative Agent, for the benefit of the Purchasers, shall be named as an additional insured with respect to all such liability insurance maintained by Seller. Seller will pay or cause to be paid, the premiums therefor and deliver to the Administrative Agent evidence satisfactory to the Administrative Agent of such insurance coverage. Evidence of each policy shall be furnished to the Administrative Agent and any Purchaser in certificated form upon the Administrative Agent’s or such Purchaser’s request. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, Seller’s obligations hereunder.
(o)    Payment to Originator and to any Original Seller. With respect to any Receivable purchased by Seller from Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the Originator in respect of the purchase price for such Receivable. With respect to any Receivable purchased by Originator from any Original Seller, such sale shall be effected under, and in strict compliance with the terms of, the Transfer Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the applicable Original Seller in respect of the purchase price for such Receivable.
(p)    Certificates and Lien Searches. Within thirty (30) days after the date of this Agreement or such later date to which the Administrative Agent and the Agents shall agree, the Seller Parties will deliver (i) a good standing certificate for each Seller Party and Provider issued by the Secretary of State of each jurisdiction in which it has material operations and (ii) state tax lien and judgment lien searches against the Seller Parties in each jurisdiction in which any of them have material operations.
Section 7.2    Negative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:
(a)    Name Change, Offices and Records. Such Seller Party will not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Administrative Agent at least thirty (30) days’ prior written notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents requested by the Administrative Agent in connection with such change or relocation.
(b)    Change in Payment Instructions to Obligors. Except as may be required by the Administrative Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Administrative Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that Servicer may make changes in instructions to

Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.
(c)    Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not, and will not permit Originator or any Original Seller to, make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), Servicer will not, and will not permit Originator or any Original Seller to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.
(d)    Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Administrative Agent for the benefit of the Agents and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Administrative Agent for the benefit of the Agents and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or Originator or any Original Seller.
(e)    Net Receivables Balance. At no time prior to the Amortization Date shall Seller permit the Net Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves.
(f)    Termination Date Determination. Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to Originator in respect thereof, without the prior written consent of the Administrative Agent and the Agents, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement. Seller will not permit Originator to designate the Termination Date (as defined in the Transfer Agreement), or to send any written notice to any Original Seller in respect thereof, without the prior written consent of Seller, the Administrative Agent and the Agents, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Transfer Agreement.
(g)    Restricted Junior Payments. From and after the occurrence of any Amortization Event, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to meet its obligations set forth in Section 7.2(e).
ARTICLE VIII

ADMINISTRATION AND COLLECTION
Section 8.1    Designation of Servicer. (a) The servicing, administration and collection of the Receivables shall be conducted by such Person so designated as “Servicer” from time to time in accordance with this Section 8.1. Energizer Battery, Inc. is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms of this Agreement. Upon the occurrence and during the continuance of a Potential Amortization Event or an Amortization Event, the Administrative Agent may designate as Servicer any Person to succeed Energizer Battery, Inc. or any successor Servicer as “Servicer” hereunder. With the prior written consent of the Administrative Agent and upon the assumption of all of the duties and obligations of “Servicer” hereunder by a successor Servicer acceptable to the Administrative Agent, Energizer Battery, Inc. may resign as Servicer.
(b)    In the ordinary course of business and with the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld), the Servicer may delegate any of its other duties or

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responsibilities as Servicer to any Person who agrees to conduct such duties or responsibilities in accordance with the Contracts, the Credit and Collection Policy and this Agreement. The Servicer hereby delegates, and EPC hereby assumes, all of Servicer’s duties and responsibilities as Servicer with respect to the Receivables purchased by Seller from Originator and which Originator has purchased from EPC pursuant to the Transfer Agreement. EPC agrees to conduct such duties or responsibilities in accordance with the Contracts, the Credit and Collections Policy the Receivables Sale Agreement, the Transfer Agreement and this Agreement. The fees of EPC or any other Person to whom such duties or responsibilities are delegated shall be for the sole account of Servicer. Any delegation shall not relieve Servicer of its duties, responsibilities or liabilities hereunder and shall not constitute a resignation under Section 8.1(a). Any Collections or other amounts due to the Administrative Agent, the Agents or Purchasers hereunder held by any such delegate shall, for the purposes of this Agreement, be treated as held by Servicer in trust for the holders of the Purchaser Interests. Each agreement by which Servicer delegates any of its duties or responsibilities to any other Person (including, without limitation, Seller) shall state that if at any time the Administrative Agent shall designate as Servicer any Person other than such delegating Servicer, all duties and responsibilities theretofore delegated by such Servicer to such Person may, at the discretion of the Administrative Agent, be terminated forthwith on notice given by the Administrative Agent to such delegating Servicer and such Person. If Servicer shall delegate any duties or responsibilities to Seller, Seller shall not be permitted to further delegate to any other Person any of such duties or responsibilities.
(c)    Notwithstanding the foregoing subsection (b), (i) Servicer shall be and remain primarily liable to the Administrative Agent, the Agents and the Purchasers for the full and prompt performance of all duties and responsibilities of Servicer hereunder and (ii) the Administrative Agent, the Agents and the Purchasers shall be entitled to deal exclusively with Servicer in matters relating to the discharge by Servicer of its duties and responsibilities hereunder. The Administrative Agent, the Agents and the Purchasers shall not be required to give notice, demand or other communication to any Person other than Servicer in order for communication to Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. Servicer shall be responsible for providing any sub-servicer or other delegate of Servicer with any notice given to Servicer under this Agreement.
Section 8.2    Duties of Servicer. (a) Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.
(b)    Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. Servicer shall effect a Collection Account Agreement substantially in the form of Exhibit VI with each bank maintaining a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Administrative Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Administrative Agent may request that Servicer, and Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Administrative Agent and, at all times thereafter, Seller and Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.
(c)    Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. Servicer shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections in accordance with Article II. Servicer shall, upon the request of the Administrative Agent, segregate, in a manner acceptable to the Administrative Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of Servicer or Seller prior to the remittance thereof in accordance with Article II. If Servicer shall be required to segregate Collections pursuant to the preceding sentence, Servicer shall segregate and deposit with a bank designated by the Administrative Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.
(d)    Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Charged-Off Receivable or limit the rights of the Administrative Agent, the Agents or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall have the absolute and unlimited right to direct Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.
(e)    Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Administrative Agent at any time following a Potential Amortization Event, deliver or make available to the Administrative Agent all such Records, at a place selected by the Administrative Agent. Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables and belonging to Seller. Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.
(f)    Any payment by an Obligor in respect of any indebtedness owed by it to Originator, any Original Seller or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law or unless otherwise permitted by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.
Section 8.3    Collection Notices. The Administrative Agent is authorized, at any time during the continuance of a Potential Amortization Event, to date and to deliver to the Collection Banks the Collection Notices. Seller hereby transfers to the Administrative Agent for the benefit of the Purchasers, effective when the Administrative Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Administrative Agent, and agrees that the Administrative Agent shall be entitled to, following the delivery of the Collection Notices, (i) endorse Seller’s name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than Seller.
Section 8.4    Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Administrative Agent, the Agents and the Purchasers of their rights hereunder shall not release Servicer, Originator, any Original Seller or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.
Section 8.5    Reports. Servicer shall prepare and forward to the Administrative Agent and each Agent (i) on the tenth day of each month and at such times as the Administrative Agent or any Agent shall request, a Monthly Report and (ii) at such times as the Administrative Agent or any Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables and (iii) at such times as the Administrative Agent or any Agent shall request, an Interim Report.
Section 8.6    Servicing Fees. In consideration of Energizer Battery, Inc.’s agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as Energizer Battery, Inc. shall continue to perform as Servicer hereunder, Seller shall pay over to Energizer Battery, Inc., as compensation for its servicing activities, a fee (the “Servicing Fee”) on the first calendar day of each month, in arrears for the immediately preceding month, at such rate as Energizer Battery, Inc. and Seller shall agree upon from time to time on fair and reasonable basis and no less favorable to Energizer Battery, Inc. or Seller than a rate Energizer Battery, Inc. or Seller could obtain in an arm’s-length transaction for servicing with a Person other than Energizer Battery, Inc. or Seller.
ARTICLE IX

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AMORTIZATION EVENTS
Section 9.1    Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:
(a)    Any Seller Party shall fail (i) to make any payment or deposit required hereunder when due, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a) and paragraph 9.1(e)) and such failure shall continue for three (3) consecutive Business Days.
(b)    Any representation, warranty, certification or statement made by any Seller Party or Provider in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.
(c)    Failure of Seller to pay any Indebtedness when due or the failure of any other Seller Party or Provider to pay Indebtedness (other than Indebtedness hereunder), which individually or together with other such Indebtedness as to which any failure exists (other than Indebtedness hereunder) has an aggregate outstanding principal amount equal to or greater than $30,000,000, when due; or the default by any Seller Party in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any Seller Party or Provider shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.
(d)    Any Seller Party, any Subsidiary of Seller, Provider or any Material Provider Subsidiary shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Seller Party, any Subsidiary of Seller, Provider or any Material Provider Subsidiary seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property; provided that in the event any such proceeding shall have been instituted against such Seller Party, Subsidiary of Seller, Provider or Material Provider Subsidiary, such proceeding shall have continued undismissed, or unstayed and in effect, for a period of 60 consecutive days or (iii) any Seller Party, any Subsidiary of Seller, Provider or any Material Provider Subsidiary shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).
(e)    Seller shall fail to comply with the terms of Section 2.6 hereof.
(f)    As at the end of (i) any calendar month between and including the months of February and July, the three month rolling average of the Delinquency Ratio shall exceed 19.0%, (ii) any calendar month between and including the months of August and January, the three month rolling average of the Delinquency Ratio shall exceed 16.5%, (iii) any calendar month, the three month rolling average of the Loss-to-Liquidation Ratio shall exceed 4.0%, (iv) any calendar month, the three month rolling average of the Dilution Ratio shall exceed 28.0%, (v) [reserved], and (vi) any calendar month, the three month rolling average of the Payment Rate shall be less than 38.0%.
(g)    A Change of Control with respect to Originator, Provider or any Seller Party shall occur.
(h)    (i) One or more final judgments for the payment of money shall be entered against Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $30,000,000, individually or in the aggregate, shall be entered against Provider or any of its Subsidiaries on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution.
(i)    The “Termination Date” under and as defined in each of the Receivables Sale Agreement and the Transfer Agreement shall occur under the Receivables Sale Agreement or the Transfer Agreement or Originator or any Original Seller shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement or to Originator under the Transfer Agreement, as applicable.
(j)    This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Administrative Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.
(k)    Provider shall fail to perform or observe any term, covenant or agreement required to be performed by it under the Performance Undertaking, or the Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Provider, or Provider shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.
(l)    Provider shall fail to perform or observe the covenants set forth in Section 7.4 of the Provider Credit Agreement.
(m)    Seller shall fail to comply with Section 7.1(k)(F) hereof.
Section 9.2    Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Administrative Agent may, or upon the direction of any Agent on behalf of the Committed Purchasers in its Conduit Groups shall, take any of the following actions: (i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d)(ii), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, and (v) notify Obligors of the Purchasers’ interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Administrative Agent, the Agents and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.
ARTICLE X

INDEMNIFICATION
Section 10.1    Indemnities by the Seller Parties. Without limiting any other rights that the Administrative Agent, the Agents or any Purchaser may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) the Administrative Agent, each Agent, each Funding Source and each Purchaser and their respective assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of the Administrative Agent, such Agent, such Funding Source or such Purchaser) and disbursements (all of the foregoing being collectively referred to as

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“Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, and (B) Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of Servicer’s activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):
(i)    Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;
(ii)    Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or
(iii)    taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;
provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller shall indemnify each Indemnified Party for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or Servicer) relating to or resulting from:
(i)    any representation or warranty made by any Seller Party, Provider, Originator, or any Original Seller (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
(ii)    the failure by Seller, Servicer, Provider, Originator, or any Original Seller to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Originator or any Original Seller to keep or perform any of its obligations, express or implied, with respect to any Contract;
(iii)    any failure of Seller, Servicer, Provider, Originator or any Original Seller to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;
(iv)    any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;
(v)    any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi)    the commingling of Collections of Receivables at any time with other funds;
(vii)    any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, Servicer, Provider, Originator or any Original Seller in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;
(viii)    any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;
(ix)    any Amortization Event described in Section 9.1(d);
(x)    any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to Originator under the Receivables Sale Agreement in consideration of the transfer by Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;
(xi)    any failure to vest and maintain vested in the Administrative Agent for the benefit of the Purchasers, or to transfer to the Administrative Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);
(xii)    any failure of Originator to acquire from any Original Seller and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto, free and clear of any Adverse Claim (other than as created by the Transaction Documents); or any failure of Originator to give reasonably equivalent value to any Original Seller under the Transfer Agreement in consideration of the transfer by such Original Seller of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;
(xiii)    the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;
(xiv)    any action or omission by any Seller Party or Provider which reduces or impairs the rights of the Administrative Agent, the Agents or the Purchasers with respect to any Receivable or the value of any such Receivable;
(xv)    any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action; and
(xvi)    the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.
Section 10.2    Increased Cost and Reduced Return. If after April 4, 2000, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or

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regulation (including any applicable law, rule or regulation regarding capital adequacy), any accounting principles or any change in any of the foregoing, or any change in the interpretation or administration thereof by the Financial Accounting Standards Board (“FASB”), any governmental authority, any central bank or any comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority or agency (a “Regulatory Change”): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source’s obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source’s capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Administrative Agent or the Agents, Seller shall pay to the relevant Agent, for the benefit of the relevant Funding Source with respect to such Agent’s Conduit Group, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction. For the avoidance of doubt, if the issuance of FASB Interpretation No. 46, or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of Company or Seller with the assets and liabilities of the Administrative Agent, the Agents, any Committed Purchaser or any other Funding Source, such event shall constitute a circumstance on which such Funding Source may base a claim for reimbursement under this Section.
Without limiting the foregoing, if any Funding Source has or reasonably anticipates having any claim for compensation from the Seller pursuant to this Section 10.2 and having the facility provided for by such Funding Source rated by a credit rating agency could reduce the amount of such compensation (in such Funding Source’s reasonable discretion), such Funding Source shall provide 30 days’ prior written notice to the Seller (a “Rating Request”), which Rating Request shall specify the basis for such claim, that such Funding Source or its designee intends to request a rating of its related facility from a credit rating agency that is mutually agreeable to such Funding Source, the Administrative Agent and the Servicer (the agreement of the Servicer not to be unreasonably withheld, conditioned or delayed). Each of the Seller and the Servicer agree that it shall promptly (i) cooperate reasonably with such Funding Source’s efforts to obtain and maintain such rating (including such efforts to make a full and complete application for such rating), (ii) provide such credit rating agency (either directly or through distribution to the Administrative Agent or such Funding Source (with a copy to the Administrative Agent)), any information requested by such credit rating agency reasonably necessary for the purposes of its analysis of, or its providing or monitoring of such rating, and (iii) comply with all requirements of the credit rating agency with respect to such rating. The Seller shall pay all initial, ongoing and renewal fees payable to such credit rating agency in connection with any such rating or the monitoring thereof regardless of whether such rating is obtained. The Seller and the Servicer shall also comply in all respects with Rule 17g-5 of the Securities Exchange Act of 1934 in respect of such rating. Nothing in this paragraph shall (A) preclude any Funding Source from demanding compensation from the Seller in accordance with Article X or otherwise at any time and without regard to whether any rating shall have been obtained, or (B) require any Funding Source to obtain any rating on the related facility prior to demanding any such compensation from the Seller.
Section 10.3    Other Costs and Expenses. Seller shall pay to the Administrative Agent, the Agents and each Conduit on demand all reasonable out-of-pocket costs and expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of each Conduit’s auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of legal counsel for the Conduits, the Agents and the Administrative Agent (which such counsel may be employees of any Conduit, an Agent or the Administrative Agent) with respect thereto and with respect to advising the Conduits, the Agents and the Administrative Agent as to their respective rights and remedies under this Agreement. Seller shall pay to the Administrative Agent (in the case of costs and expenses incurred by the Administrative Agent) or the relevant Agent (in the case of costs and expenses incurred by the Purchasers in the related Conduit Group) on demand any and all costs and expenses of the Administrative Agent, the Agents and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event. Seller shall reimburse any Conduit on demand for all other costs and expenses incurred by such Conduit (“Other Costs”), including, without limitation, the cost of auditing such Conduit’s books by certified public accountants, the cost of rating its Commercial Paper by independent financial rating agencies, and the reasonable fees and out-of-pocket expenses of counsel for such Conduit or any counsel for any shareholder of such Conduit with respect to advising such Conduit or such shareholder as to matters relating to such Conduit’s operations. For the avoidance of any doubt, Other Costs shall include costs and expenses in connection with any audit performed by Protiviti Inc., including the audit they performed in February and March 2009.
Section 10.4    Allocations. Each Conduit shall allocate the liability for Other Costs among Seller and other Persons with whom Conduit has entered into agreements to purchase interests in receivables (“Other Sellers”). If any Other Costs are attributable to Seller and not attributable to any Other Seller, Seller shall be solely liable for such Other Costs. However, if Other Costs are attributable to Other Sellers and not attributable to Seller, such Other Sellers shall be solely liable for such Other Costs. All allocations to be made pursuant to the foregoing provisions of this Article X shall be made by the relevant Conduit in its sole discretion on a reasonable basis and shall be binding on Seller and Servicer.
Section 10.5    Accounting Based Consolidation Event. If an Accounting Based Consolidation Event shall at any time occur then, upon demand by the Administrative Agent or any Agent, Seller shall pay to the Administrative Agent, for the benefit of the relevant Affected Entity, such amounts as such Affected Entity reasonably determines will compensate or reimburse such Affected Entity for any resulting (i) fee, expense or increased cost charged to, incurred or otherwise suffered by such Affected Entity, (ii) reduction in the rate of return on such Affected Entity’s capital or reduction in the amount of any sum received or receivable by such Affected Entity or (iii) internal capital charge or other imputed cost determined by such Affected Entity to be allocable to Seller or the transactions contemplated in this Agreement in connection therewith. Amounts under this Section 10.5 may be demanded at any time without regard to the timing of issuance of any financial statement by any Conduit or by any Affected Entity.
ARTICLE XI

THE ADMINISTRATIVE AGENT
Section 11.1    Authorization and Action. Each Purchaser hereby designates and appoints BTMU to act as its agent hereunder and under each other Transaction Document, and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Administrative Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Administrative Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party, any Original Seller or any of such Seller Party’s or Original Seller’s successors or assigns. The Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Administrative Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Administrative Agent to execute each of the Uniform Commercial Code financing statements on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

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Section 11.2    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 11.3    Exculpatory Provisions. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party, any Original Seller or Provider contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party, any Original Seller or Provider to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Administrative Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties, the Original Sellers or Provider. The Administrative Agent shall not be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Administrative Agent has received notice from Seller or a Purchaser.
Section 11.4    Reliance by Administrative Agent. The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Agents on behalf of the Committed Purchasers in their respective Conduit Groups or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Administrative Agent shall have received such advice, the Administrative Agent may take or refrain from taking any action, as the Administrative Agent shall deem advisable and in the best interests of the Purchasers. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of all Agents on behalf of the Committed Purchasers in their respective Conduit Groups or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.
Section 11.5    Non-Reliance on Administrative Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Administrative Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, any Original Seller or Provider, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Purchaser represents and warrants to the Administrative Agent that it has and will, independently and without reliance upon the Administrative Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.
Section 11.6    Reimbursement and Indemnification. The Committed Purchasers agree to reimburse and indemnify the Administrative Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares and the Purchase Pro Rata Shares of their respective Conduit Groups, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Administrative Agent, acting in its capacity as Administrative Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Administrative Agent, in its capacity as Administrative Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

Section 11.7    Administrative Agent in its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Administrative Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Administrative Agent, and the terms “Committed Purchaser,” “Purchaser, “ “Committed Purchasers” and “Purchasers” shall include the Administrative Agent in its individual capacity.
Section 11.8    Successor Administrative Agent. The Administrative Agent may, upon thirty days’ notice to Seller and the Purchasers, and the Administrative Agent will, upon the direction of all of the Purchasers (other than the Administrative Agent, in its individual capacity) resign as Administrative Agent. If the Administrative Agent shall resign, then the Agents, acting on behalf of the Committed Purchasers in their respective Conduit Groups, during such thirty-day period shall collectively appoint from among the Purchasers a successor agent. If for any reason no successor Administrative Agent is collectively appointed by the Agents, acting on behalf of the Committed Purchasers in their respective Conduit Groups, during such thirty-day period, then effective upon the termination of such thirty-day period, the Purchasers shall perform all of the duties of the Administrative Agent hereunder and under the other Transaction Documents and Seller and Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and under the other Transaction Documents.
ARTICLE XII

ASSIGNMENTS; PARTICIPATIONS
Section 12.1    Assignments. (a) Seller, Servicer, Administrative Agent, the Agents and each Committed Purchaser hereby agree and consent to the complete or partial assignment by a Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to any Funding Source or, with the consent of the Seller (which consent shall not be unreasonably withheld), to any other Person, and upon such assignment, such Conduit shall be released from its obligations so assigned. Further, Seller, Servicer, the Administrative Agent, the Agents and each Committed Purchaser hereby agree that any assignee of such Conduit of this Agreement or all or any of the Purchaser Interests of such Conduit shall have all of the rights and benefits under this Agreement as if the terms “Gotham,” “Victory,” and/or “Conduit,” as applicable, explicitly referred to such party (provided that the Purchaser Interests of any such assignee shall accrue Yield pursuant to Section 4.1), and no such assignment shall in any way impair the rights and benefits of such Conduit hereunder. Neither Seller nor Servicer shall have the right to assign its rights or obligations under this Agreement.
(b)    Any Committed Purchaser may at any time and from time to time assign to one or more Persons (“Purchasing Committed Purchasers”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the “Assignment Agreement”) executed by such Purchasing Committed Purchaser and such selling Committed Purchaser. The consent of each Conduit shall be required prior to the effectiveness of any such assignment; and, in the event of any such assignment by any Committed Purchaser, other than to an Affiliate of such Committed Purchaser, another Committed Purchaser or an Affiliate of another Committed Purchaser, the consent of Seller (which consent shall not be unreasonably withheld) shall be required prior to the effectiveness of any such assignment. Each assignee of a Committed Purchaser must (i) have a short-term debt rating of A-1 or better by Standard & Poor’s Ratings Group and P-1 by Moody’s Investor Service, Inc. and (ii) agree to deliver to the Administrative Agent and the Agents, promptly following any request therefor by the Administrative Agent, any Agent or any Conduit, an enforceability opinion in form and substance satisfactory to the Administrative Agent,

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such Agent and such Conduit. Upon delivery of the executed Assignment Agreement to the Administrative Agent and the Agents, such selling Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Committed Purchaser shall for all purposes be a Committed Purchaser party to this Agreement and shall have all the rights and obligations of a Committed Purchaser under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers, the Administrative Agent or the Agents shall be required.
Section 12.2    Participations. Any Committed Purchaser may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”) participating interests in its Pro Rata Share of the Purchaser Interests of the Committed Purchasers in the same Conduit Group, its obligation hereunder or any other interest of such Committed Purchaser hereunder. Notwithstanding any such sale by a Committed Purchaser of a participating interest to a Participant, such Committed Purchaser’s rights and obligations under this Agreement shall remain unchanged, such Committed Purchaser shall remain solely responsible for the performance of its obligations hereunder, and Seller, each Conduit, the relevant Agent and the Administrative Agent shall continue to deal solely and directly with such Committed Purchaser in connection with such Committed Purchaser’s rights and obligations under this Agreement. Each Committed Purchaser agrees that any agreement between such Committed Purchaser and any such Participant in respect of such participating interest shall not restrict such Committed Purchaser’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).
Section 12.3    Federal Reserve. Notwithstanding any other provision of this Agreement to the contrary, any Committed Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Purchaser Interest and any rights to payment of Capital and Yield) under this Agreement to secure obligations of such Committed Purchaser to a Federal Reserve Bank, without notice to or consent of the Seller, the Administrative Agent, the Agents or any Purchaser; provided that no such pledge or grant of a security interest shall release a Committed Purchaser from any of its obligations hereunder, or substitute any such pledgee or grantee for such Committed Purchaser as a party hereto.
ARTICLE XIII

{RESERVED}
ARTICLE XIV

MISCELLANEOUS
Section 14.1    Waivers and Amendments. (a) No failure or delay on the part of the Administrative Agent, the Agents or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.
(b)    No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). Each Conduit, Seller, the Agents and the Administrative Agent, at the direction of all Agents on behalf of the Committed Purchasers in their respective Conduit Groups, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:
(i)    without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to the Administrative Agent or the Agents for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Committed Purchaser’s Pro Rata Share (other than, to the extent applicable in each case, pursuant to Section 4.6 or the terms of any other Funding Agreement), any Conduit Group’s Purchase Pro Rata Share (other than, to the extent applicable, pursuant to Section 4.6) or Reduction Pro Rata Share or any Committed Purchaser’s Commitment, (E) amend, modify or waive any provision of Section 4.6 or this Section 14.1(b) or any provision relating to the number of Conduits or Conduit Groups required to take any action under or waive any provision in this Agreement, (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Eligible Receivable, “ “Loss Reserve, “ “Loss-to-Liquidation Ratio, “ or “Loss Percentage” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses;
(ii)    without the written consent of the then Administrative Agent and the Agents, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Administrative Agent or any Agent; or
(iii)    without the written consent of the then Servicer, amend, modify or waive any provision of Article VIII if the effect thereof is to affect the rights or duties of such Servicer.
Notwithstanding the foregoing, (i) without the consent of the Committed Purchasers, but with the consent of Seller, the Administrative Agent may amend this Agreement solely to add additional Persons as Committed Purchasers hereunder; (ii) the Administrative Agent, the Agents on behalf of the Committed Purchasers in their respective Conduit Groups and each Conduit may enter into amendments to modify any of the terms or provisions of Article XI, Article XII, Section 14.13 or any other provision of this Agreement without the consent of Seller, provided that such amendment has no negative impact upon Seller. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers, the Agents and the Administrative Agent; and (iii) the Administrative Agent, acting upon the direction of both Agents on behalf of the Committed Purchasers in their respective Conduit Groups, may waive the occurrence of an Amortization Event.
Section 14.2    Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective  if given by telecopy, upon the receipt thereof,  if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or  if given by any other means, when received at the address specified in this Section 14.2. Seller hereby authorizes the Administrative Agent and the Agents to effect purchases and Tranche Period and Discount Rate selections, as applicable, based on telephonic notices made by any Person whom the Administrative Agent or the relevant Agent, as applicable, in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Administrative Agent or the relevant Agent, as applicable, a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Administrative Agent or the relevant Agent, as applicable, the records of the Administrative Agent or such Agent, as applicable, shall govern absent manifest error.
Section 14.3    Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than

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payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
Section 14.4    Protection of Ownership Interests of the Purchasers. (a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Administrative Agent may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Administrative Agent, the Agents or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time upon the occurrence and during the continuance of a Potential Amortization Event, the Administrative Agent may, or the Administrative Agent may direct Seller or Servicer to, notify the Obligors of Receivables, at Seller’s expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agents or a designee thereof. Seller or Servicer (as applicable) shall, at any Purchaser’s request, withhold the identity of such Purchaser in any such notification.
(b)    If any Seller Party fails to perform any of its obligations hereunder, the Administrative Agent, the Agents or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Administrative Agent’s, the Agents’ or such Purchaser’s reasonable costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.
Section 14.5    Confidentiality. (a) Each Seller Party, each Agent, the Administrative Agent and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Transaction Documents and the other confidential or proprietary information with respect to the other parties hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party, such Agent, the Administrative Agent and such Purchaser and its officers and employees may disclose such information to such Person’s external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding. Anything herein to the contrary notwithstanding (and notwithstanding any other express or implied agreement to the contrary), each Seller Party, each Purchaser, each Agent and the Administrative Agent, each Indemnified Party and any successor or assign of any of the foregoing (and each employee, representative or other agent of any of the foregoing) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4(c)) of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the foregoing relating to such tax treatment or tax structure, and it is hereby confirmed that each of the foregoing have been so authorized since the commencement of discussions regarding the transactions, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws.
(b)    Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Agents, the Committed Purchasers or the Conduits by each other, (ii) by the Administrative Agent, the Agents or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Administrative Agent, the Agents or a Conduit to any rating agency, Commercial Paper dealer, any Funding Source or other provider of a surety, guaranty or credit or liquidity enhancement to a Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which BTMU or any Committed Purchaser acts as an administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Purchasers, the Agents and the Administrative Agent may disclose any such nonpublic information pursuant to any law, rule (including, without limitation, as contemplated by Rule 17g-5 of the Securities Exchange Act of 1934), regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).
Section 14.6    Bankruptcy Petition. Seller, Servicer, the Agents, the Administrative Agent and each Committed Purchaser hereby covenant and agree that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of a Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
Section 14.7    Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of a Conduit, an Agent, the Administrative Agent or any Committed Purchaser, no claim may be made by any Seller Party or any other Person against a Conduit, an Agent, the Administrative Agent or any Committed Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 14.8    CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 14.9    CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE ADMINISTRATIVE AGENT, ANY AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, ANY AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK.
Section 14.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
Section 14.11    Integration; Binding Effect; Survival of Terms.
(a)    This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
(b)    This Agreement shall be binding upon and inure to the benefit of the parties hereto

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and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.
Section 14.12    Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.
Section 14.13    BTMU Corporate Bank Roles. Each of the Committed Purchasers acknowledges that BTMU acts, or may in the future act, (i) as administrative agent and/or funding agent for any Conduit or any Committed Purchaser or as a Funding Source or agent for any Funding Source, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for any Conduit or any Committed Purchaser (collectively, the “BTMU Corporate Bank Roles”). Without limiting the generality of this Section 14.13, each Committed Purchaser hereby acknowledges and consents to any and all BTMU Corporate Bank Roles and agrees that in connection with any BTMU Corporate Bank Role, BTMU may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Gotham and Victory.
Section 14.14    Characterization. (a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser, each Agent and the Administrative Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser, any Agent or the Administrative Agent or any assignee thereof of any obligation of Seller or a Transferor or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or a Transferor.
(b)    In addition to any ownership interest which the Administrative Agent may from time to time acquire pursuant hereto, Seller hereby grants to the Administrative Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of Seller’s right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, the Demand Note, all other rights and payments relating to such Receivables and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Administrative Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.
Section 14.15    Withholding. Any Purchaser that is not incorporated under the laws of the United States of America, or a state thereof, agrees to deliver to the Administrative Agent (with copies to Seller) two duly completed copies of United States Internal Revenue Service Forms W-8BEN or W-8ECI, certifying in either case that such Purchaser is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.
Section 14.16    Patriot Act. Each Agent and the Administrative Agent (for itself and not on behalf of any Agent) hereby notifies each Seller Party that pursuant to the requirements of the USA Patriot Act (Title

III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Seller, which information includes the name and address of the Seller and other information that will allow such Agent or the Administrative Agent, as applicable, to identify the Seller in accordance with the Patriot Act.
Section 14.17    No Recourse. The obligations (if any) of any Committed Purchaser under this Agreement are solely the corporate obligations of such Committed Purchaser. No recourse shall be had for any obligation, covenant or agreement (including, without limitation, the payment of any amount owing in respect to this Agreement or the payment of any fee hereunder or for any other obligation or claim) arising out of or based upon this Agreement or any other agreement, instrument or Transaction Document entered into pursuant hereto or in connection herewith against any stockholder, employee, officer, director, manager, administrator, partner or incorporator of any Committed Purchaser, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise.
Section 14.18    Limitation on Payments. Notwithstanding any provisions contained in this Agreement to the contrary, no Committed Purchaser shall, nor shall it be obligated to, pay any amount pursuant to this Agreement unless (a) such Committed Purchaser has received funds which may be used to make such payment and which funds are not required to repay its Commercial Paper notes and advances under its Funding Agreements when due and (b) after giving effect to such payment, either (i) there is sufficient liquidity availability (determined in accordance with the Commercial Paper program documents and agreements of such Committed Purchaser), under all of the liquidity facilities for such Committed Purchaser’s commercial paper program, to pay the “Face Amount” (as defined below) of all its outstanding Commercial Paper notes and advances under its Funding Agreements when due or (ii) all of its Commercial Paper notes and advances under its Funding Agreements are paid in full. Any amount which any Committed Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or an obligation of any Committed Purchaser for any such insufficiency unless and until such payment may be made in accordance with clauses (a) and (b) above. The agreements in this Section 14.18 shall survive termination of this Agreement and payment of all obligations hereunder. As used in this Section 14.18, the term “Face Amount” means, with respect to outstanding Commercial Paper notes or advances under Funding Agreements, (x) the face amount of any such Commercial Paper notes issued on a discount basis, and (y) the principal amount of, plus the amount of all interest accrued and to accrue thereon to the stated maturity date of, any such Commercial Paper notes issued on an interest-bearing basis or any such advances under a Funding Agreement.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.
ENERGIZER RECEIVABLES FUNDING CORPORATION
By:

Name: William C. Fox

Title: Vice President and Treasurer

Address:	533 Maryville University Drive

St. Louis, Missouri 63141

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ENERGIZER BATTERY, INC.
By:

Name: William C. Fox

Title: Vice President and Treasurer

Address:	533 Maryville University Drive

St. Louis, Missouri 63141
ENERGIZER PERSONAL CARE, LLC
By:

Name: William C. Fox

Title: Vice President and Treasurer

Address:	6 Research Drive

Shelton, CT 06484

GOTHAM FUNDING CORPORATION
By:

Address:	(for opinions) c/o J.H. Management Corporation

One International Place

Boston, MA 02110
(for other communications) c/o The Bank of Tokyo-Mitsubishi UFJ, Ltd.,
New York Branch

1251 Avenue of the Americas

New York, New York 10020
VICTORY RECEIVABLES CORPORATION
By:

Address:	(for opinions) c/o J.H. Management Corporation

One International Place

Boston, MA 02110
(for other communications) c/o The Bank of Tokyo-Mitsubishi UFJ, Ltd.,
New York Branch

1251 Avenue of the Americas

New York, New York 10020

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Committed Purchaser
By:

Name:

Title:
Address:    The Bank of Tokyo-Mitsubishi UFJ, Ltd.,
New York Branch

1251 Avenue of the Americas

New York, NY 10020

Attention: Securitization Group

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Administrative Agent and as an Agent
By:

Name:

Title:
Address:    The Bank of Tokyo-Mitsubishi UFJ, Ltd.,
New York Branch

1251 Avenue of the Americas

New York, NY 10020

Attention: Securitization Group

SUNTRUST BANK,
as a Committed Purchaser and an Agent

By:

Name:
Title:

Address:    SunTrust Robinson Humphrey, Inc.
    c/o Sun Trust Bank
    3333 Peachtree Road, NE
    Atlanta, GA 30326
Attention: Michael Peden

EXHIBIT I
DEFINITIONS
As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Accounting Based Consolidation Event” means the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of any Conduit that are subject to this Agreement or any other Transaction Document with all or any portion of the assets and liabilities of an Affected Entity. An Accounting Based Consolidation Event shall be deemed to occur on the date any Affected Entity shall acknowledge in writing that any such consolidation of the assets and liabilities of any Conduit shall occur.
“Accounts Receivable Turnover Ratio” means, for any Settlement Period, the ratio computed as of the most recent Settlement Date by dividing (i) the aggregate amount of Receivables originated during the 12 months ending on such Settlement Date by (ii) the average month end amount of the aggregate Outstanding Balance of Receivables during the 12 months ending on such Settlement Date.
“Accrual Period” means each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the calendar month thereafter.
“Administrative Agent” has the meaning set forth in the preamble to this Agreement.
“Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.
“Affected Entity” means (i) any Committed Purchaser, (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to any Conduit, (iii) any agent, administrator or manager of any Conduit, or (iv) any bank holding company in respect of any of the foregoing.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.
“Agent” means each of BTMU and any other entity that becomes a party hereto from time to time in its respective capacity as a “Agent” under this Agreement.
“Aggregate Capital” means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.
“Aggregate Reduction” has the meaning specified in Section 1.3.
“Aggregate Reserves” means, on any date of determination, the greater of: (a) the sum of (i) the product of (A) the sum of the Loss Reserve Floor and the Dilution Reserve Floor, multiplied by (B) the Net Receivables Balance as of the close of business of the Servicer on such date, plus (ii) the Yield and Servicer Reserve, and (b) the sum of the Loss Reserve, the Yield and Servicer Reserve, and the Dilution Reserve.
“Aggregate Unpaids” means, at any time, an amount equal to the sum of, without duplication, all Aggregate Capital and all other unpaid Obligations (whether due or accrued) at such time.
“Agreement” means this Third Amended and Restated Receivables Purchase Agreement, as it may be

amended, restated, supplemented or otherwise modified and in effect from time to time.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
“Amortization Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii), (iii) the Business Day specified in a written notice from the Administrative Agent following the occurrence of any other Amortization Event and (iv) the date which is 30 Business Days after the Administrative Agent’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.
“Amortization Event” has the meaning specified in Article IX.
“Assignment Agreement” has the meaning set forth in Section 12.1(b).
“Authorized Officer” means, with respect to any Person, its president, corporate controller, treasurer or chief financial officer.
“Broken Funding Costs” means for any Purchaser Interest which: (i) has its Capital reduced without compliance by Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned pursuant to any Funding Agreement or otherwise transferred or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the Administrative Agent or any Agent to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment, transfer or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment, transfer or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.
“BTMU” has the meaning set forth in the preamble to this Agreement.
“BTMU Pooled CP Costs” means, for each day and with respect to the Capital associated with each Purchaser Interest of Gotham or Victory as to which the BTMU Pooled CP Costs are applicable, the sum of (i) the discount or yield accrued (including, without limitation, any associated with financing the discount or interest component on the roll-over of any relevant Pooled Commercial Paper) on the Pooled Commercial Paper issued by Gotham or Victory, as applicable, on such day, plus (ii) any and all accrued commissions in respect of the relevant placement agents and commercial paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs (including without limitation those associated with funding small or odd-lot amounts) with respect to all receivable purchase, credit and other investment facilities which are funded by the applicable Pooled Commercial Paper for such day. The BTMU Pooled CP Costs shall be determined by BTMU in its capacity as Agent for the related Conduit Group, whose determination shall be conclusive.
“Business Day” means any day on which banks are not authorized or required to close in New York, New York or St. Louis, Missouri and The Depository Trust Company of New York is open for business, and, if the

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applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market, and, if the applicable Business Day is used with respect to any advances based upon CP Costs, any day upon which commercial paper markets in the United States are open.
“Capital” of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Administrative Agent or the relevant Agent, as the case may be, which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.
“Change of Control” means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of any Seller Party or Provider.
“Charged-Off Receivable” means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Seller’s books as uncollectible, (iv) which has been identified by Seller as uncollectible or (v) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment.
“Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.
“Collection Account Agreement” means an agreement substantially, as the same may be amended, restated, supplemented or otherwise modified from time to time in the form of Exhibit VI-A or Exhibit VI-B among a Transferor, Seller, the Administrative Agent and a Collection Bank.
“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.
“Collection Notice” means a notice, in substantially the form of Annex A to Exhibit VI-A or Exhibit VI-B, as applicable, from the Administrative Agent to a Collection Bank or any similar or analogous notice from the Administrative Agent to a Collection Bank.
“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.
“Commercial Paper” means promissory notes of a Conduit issued by such Conduit in the commercial paper market.
“Commitment” means, for each Committed Purchaser, the commitment of such Committed Purchaser to purchase Purchaser Interests from Seller, in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Committed Purchaser’s name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including, without limitation, any termination of Commitments pursuant to Section 4.6 hereof) and (ii) with respect to any individual purchase hereunder, its Pro Rata Share of the related Conduit Group’s Purchase Pro Rata Share of the Purchase Price therefor.
“Committed Purchaser” means (i) BTMU, with respect to Gotham and Victory and their Conduit Group, (ii) SunTrust Bank, with respect to the Conduit Group that includes SunTrust Bank and (iii) any other entity listed on Schedule A hereto that becomes a party hereto from time to time with respect to any other Conduit.
“Committed Purchaser Interest” means a Purchaser Interest funded by a Committed Purchaser.

“Concentration Limit” means, at any time, for any Obligor, (i) an amount equal to 25% of the Loss Reserve Floor at such time multiplied by the aggregate Outstanding Balance of all Eligible Receivables at such time or (ii) such other amount (a “Special Concentration Limit”) for such Obligor designated by the Administrative Agent and the Agents; provided, that, if the short term rating of any Obligor set forth in the table below shall decrease from the level indicated in the table below (with respect to any rating agency) for such Obligor, the Special Concentration Limit for such Obligor shall automatically be canceled; provided, further, in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that either Agent may, upon not less than three Business Days’ notice to Seller, cancel any Special Concentration Limit. The Administrative Agent and the Agents hereby designate the following Special Concentration Limits with respect to the Obligors set forth in the table below.

Obligor	Special Concentration Limit	Short Term Rating
Wal-Mart Stores, Inc	35% of the aggregate Outstanding Balance of all Eligible Receivables at such time.	A-1+ by S&P and P-1 by Moody’s
Walgreens	12% of the aggregate Outstanding Balance of all Eligible Receivables at such time.	A-1 by S&P and P-1 by Moody’s
Lowe’s Companies, Inc.	10% of the aggregate Outstanding Balance of all Eligible Receivables at such time.	A-1 by S&P and P-1 by Moody’s
Target Corporation	20% of the aggregate Outstanding Balance of all Eligible Receivables at such time.	A-1 by S&P and P-1 by Moody’s
The Home Depot, Inc	10% of the aggregate Outstanding Balance of all Eligible Receivables at such time.	A-2 by S&P and P-2 by Moody’s
CVS Corp.	6% of the aggregate Outstanding Balance of all Eligible Receivables at such time.	A-2 by S&P and P-2 by Moody’s
The Kroger Co.	6% of the aggregate Outstanding Balance of all Eligible Receivables at such time.	A-2 by S&P and P-2 by Moody’s

“Conduit” has the meaning set forth in the preamble to this Agreement.
“Conduit Group” means, at any time, (A) a group consisting of a Conduit or (in the case of Gotham and Victory, collectively) Conduits, such Conduit’s or Conduits’ related Committed Purchasers and such Conduit’s or Conduits’ Agent and (B) with respect to SunTrust Bank, a group consisting of SunTrust Bank, as a Committed Purchaser, and SunTrust Bank, as an Agent.
“Consent Notice” has the meaning set forth in Section 4.6.
“Consent Period” has the meaning set forth in Section 4.6.
“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.
“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.
“CP Costs” means, for any period and with respect to any Capital funded by Commercial Paper notes issued by Gotham or Victory, (I) unless BTMU has determined that the BTMU Pooled CP Costs shall be applicable, the Relevant Conduit’s cost of funding such Capital, taking into account the weighted daily average interest rate

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payable in respect of such Commercial Paper notes during such period (determined in the case of discount Commercial Paper notes by converting the discount to an interest bearing equivalent rate per annum), applicable placement fees and commissions, and such other costs and expenses as BTMU in good faith deems appropriate; and (II) to the extent BTMU has determined that the BTMU Pooled CP Costs shall be applicable, the BTMU Pooled CP Costs.
“Credit and Collection Policy” means Seller’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.
“Credit Memo” means any credit, discount or allowance issued to cancel an invoice, cancel and replace an invoice, record a return, credit a customer for defective merchandise, adjust for new sales policy changes, credit a customer for goods and services taxes, provide a trade show credit or allow for other miscellaneous adjustments, in each case in the ordinary course of business of Servicer.
“Credit Memo Horizon Ratio” means, as of the last day of any calendar month, a percentage equal to (i) the aggregate gross sales of the Transferors during the preceding two calendar months then most recently ended divided by (ii) the aggregate Net Receivables Balance of all Receivables as to which any payment or part thereof remains unpaid for no more than 60 days from the original due date for such payment as of the last day of the most recently ended calendar month; provided, however, that this definition and the calculation of the “Credit Memo Horizon Ratio” may be modified (the “Credit Memo Horizon Ratio Adjustment”) at any time as requested by the Administrative Agent with the consent of (or at the direction of) all Purchasers based upon, or to better reflect the results set forth in, any report or findings with respect to any audit of the Servicer undertaken pursuant to Section 7.1(d) to the extent that such results (i) relate to matters that could effect this definition or the components thereof (including, without limitation, any change in the payment rates or defaults of the Receivables, how quickly Credit Memos are issued with respect to the Receivables or the terms of any Receivables) and (ii) are set forth in a notice delivered to the Seller by the Administrative Agent at least thirty (30) days prior to the implementation of such Credit Memo Horizon Ratio Adjustment at the request of the Administrative Agent.
”Credit Memo Percentage” means as of the last day of any calendar month, a percentage equal to:

((2.0 x ED) + (DS - ED) x DS ) x DHR
                ED

where:

ED    =    the Expected Credit Memo Ratio at such time.

DS    =    the Credit Memo Spike Ratio at such time.

DHR    =    the Credit Memo Horizon Ratio at such time.
“Credit Memo Spike Ratio” means, as of the last day of any calendar month, the highest two month rolling average of the Credit Memo-to-Sales Ratio calculated as of the last day of each of the twelve calendar months then most recently ended.
“Credit Memo-to-Sales Ratio” means, at any time, a percentage equal to (i) the aggregate amount of Credit Memos which occurred during the month then most recently ended, divided by (ii) the aggregate gross sales of the Transferors during the month three months prior to such month, calculated on a monthly basis.
“Days Sales Outstanding” means, for any Settlement Period, the ratio computed as of the most recent Settlement Date by dividing (a) 360 by (b) the Accounts Receivable Turnover Ratio for the most recent Settlement Period.

“Deemed Collections” means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection in full of a Receivable if at any time (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected or returned goods or services, any discount or any adjustment or otherwise by Seller (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article V are no longer true with respect to any Receivable.
“Default Fee” means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to the greater of (i) $1000 and (ii) interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 4% above the Alternate Base Rate.
“Default Ratio” means, for any calendar month, a percentage equal to (i) the sum of (A) the aggregate Outstanding Balance of all Receivables that were unpaid for 91-120 days as of the last day of such month and (B) the actual write-offs during such calendar month divided by (ii) the aggregate gross sales of the Transferors during the calendar month five calendar months prior to such calendar month.
“Delinquency Ratio” means, as of the last day of any month, the percentage equal to (i) the sum of (a) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time plus (b) the ending balance of the Transferors’ suspense accounts at such time plus (c) the aggregate amount of unresolved short pays set forth on the most recent Monthly Report divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.
“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment.
“Demand Note” means a promissory note substantially in the form of Exhibit VIII to the Receivables Sale Agreement executed by Originator in favor of Seller.
“Designated Obligor” means an Obligor indicated by either Agent to Seller in writing.
“Dilution Ratio” means, as of the last day of any calendar month, a percentage equal to (i) the sum of the aggregate amount of Dilutions plus Credit Memos as at such day divided by (ii) the aggregate gross sales of the Transferors during the calendar month three calendar months prior to such calendar month.
“Dilution Reserve” means, on any date, an amount equal to the product of (i) the sum of (A) the general ledger accrual balance of the Transferors divided by the aggregate Outstanding Balance of all Receivables plus (B) the Credit Memo Percentage multiplied by (ii) the Net Receivables Balance as of the close of business of the Transferors on such date, provided that the Dilution Reserve shall, at no time, be less than $0.00.
“Dilution Reserve Floor” means 20%.
“Dilutions” means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of “Deemed Collections”.
“Discount Rate” means, the LIBO Rate or the Alternate Base Rate, as applicable, with respect to each Committed Purchaser Interest.
“Eligible Receivable” means, at any time, a Receivable:
(i)the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (b) is not an Affiliate of any of the parties hereto; (c) is not a Designated Obligor; and (d) is not a government or a governmental subdivision or agency, provided that a Government Receivable that otherwise would be an Eligible Receivable under this definition but for this clause (i) shall be an Eligible Receivable so long as the

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aggregate Outstanding Balance of all such Government Receivables does not exceed 3% of the aggregate Outstanding Balance of all Receivables,
(ii)    which is not a Charged-Off Receivable or a Delinquent Receivable,
(iii)    which by its terms is due and payable within 91 days of the original billing date therefor and has not had its payment terms extended,
(iv)    which is an “account” or “chattel paper” within the meaning of Section 9-105 and Section 9-106, respectively, of the UCC of all applicable jurisdictions,
(v)    which is denominated and payable only in United States dollars in the United States,
(vi)    which arises under a Contract in substantially the form of one of the form contracts set forth on Exhibit IX hereto or otherwise approved by the Administrative Agent in writing, which, together with such Receivable, has been duly authorized, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,
(vii)    which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of any Transferor or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,
(viii)    which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by a Transferor,
(ix)    which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,
(x)    which satisfies all applicable requirements of the Credit and Collection Policy,
(xi)    which was generated in the ordinary course of (A) Originator’s business or (B) an Original Seller’s business and subsequently sold to Originator pursuant to the terms of the Transfer Agreement.
(xii)    which arises solely from the sale of goods or the provision of services to the related Obligor by a Transferor, and not by any other Person (in whole or in part),
(xiii)    as to which the Agents have not notified Seller that the Agents have, in their collective reasonable business judgment, determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable due to the credit worthiness of the Obligor, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Agents in their collective reasonable business judgement,
(xiv)    which is not subject to any right of rescission, set-off, counterclaim, dispute, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against a Transferor or any other Adverse Claim, and the Obligor thereon holds no right as against a Transferor to cause such Transferor to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract),
(xv)    as to which a Transferor has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,
(xvi)    all right, title and interest to and in which has been validly transferred (A) by Originator directly to Seller under and in accordance with the Receivables Sale Agreement, and (B) in the case of any Receivable transferred under the Transfer Agreement, by an Original Seller directly to Originator under and in accordance with the Transfer Agreement and subsequently sold by Originator directly to Seller under and in accordance with the Receivables Sale Agreement, and, in either case, and Seller has good and marketable title thereto free and clear of any Adverse Claim,
(xvii)    for which the related Contract represents all or part of the sales price of merchandise, insurance and services within the meaning of the Investment Company Act of 1940, Section 3(c)5, as amended,
(xviii)    which is a “current transaction” within Section 3(a)(3) of the Securities Act of 1933,
(xix)    which is not a proceed of inventory that was pledged to any Person,
(xx)    the Obligor of which is not the Obligor of any Charged-Off Receivables, the aggregate Outstanding Balance of which exceeds an amount equal to 25% of the aggregate Outstanding Balance of all Receivables of such Obligor,
(xxi)    the inclusion of which as an Eligible Receivable does not cause the aggregate Outstanding Balance of all Eligible Receivables considered a “billback receivable” under the Transferors’ current practices to exceed $5,000,000, and
(xxii)    if the Obligor has a credit that is more than 60 days past due that could be applied by such Obligor to offset Receivables owing by such Obligor under any related Contract (a “Net 60 Credit”), the aggregate amount of such Receivables in excess of the amount of any Net 60 Credit.
“EPC” has the meaning set forth in the preamble to this Agreement.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
”Expected Credit Memo Ratio” means, as of the last day of any calendar month, the average of each three month rolling average of the Credit Memo-to-Sales Ratio calculated as of the last day of each of the twelve months then most recently ended.
“Extension Notice” has the meaning set forth in Section 4.6.
“Facility Account” means Seller’s Account No. 10-45863 at JPMorgan Chase Bank, N.A.
“Facility Termination Date” means the earliest of (i) May 2, 2014, (ii) the Liquidity Termination Date and (iii) the Amortization Date.
“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.
“Federal Funds Effective Rate” means (i) with respect to BRMU and its Conduit Group, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it and (ii) with respect to SunTrust Bank and its Conduit Group, for any day the greater of (x) the average rate per annum as determined by SunTrust Bank at which overnight Federal funds are

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offered to SunTrust Bank for such day by major banks in the interbank market, and (y) if SunTrust Bank is borrowing overnight funds from a Federal Reserve Bank that day, the average rate per annum at which such overnight borrowings are made on that day. Each determination of the Federal Funds Effective Rate by SunTrust Bank shall be conclusive and binding on the Seller except in the case of manifest error.
“Fee Letter” means one or more letter agreements from time to time among or between any of Seller, the Administrative Agent, STRH, Victory, Gotham and Three Pillars, as any of them may be amended, modified or amended and restated and in effect from time to time.
“Fifth Amendment Date” means June 25, 2012.
“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.
“Funding Agreement” means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of a Conduit.
“Funding Source” means (i) any Committed Purchaser or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to a Conduit.
“GAAP” means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.
“Government Receivables” means a Receivable the Obligor of which is the United States Federal Government, a state or local government, a governmental subdivision of the United States Federal Government or of a state or local government, or an agency of the United States Federal Government or of a state or local government. For the purposes of this definition the phrase “state or local government” means a state or local government of a state, city or municipality located within the fifty states of the United States or the District of Columbia.
“Group Purchase Limit” means (i) in the case of the Conduit Group related to Gotham and Victory, $100,000,000 and (ii) in the case of the Conduit Group related to SunTrust Bank, $100,000,000.
“Incremental Purchase” means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.
“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.
“Independent Director” shall mean a member of the Board of Directors of Seller who is not at such time, and has not been at any time during the preceding five (5) years, (A) a director, officer, employee or affiliate of Seller, Originator, any Original Seller or any of their respective Subsidiaries or Affiliates, or (B) the beneficial owner (at the time of such individual’s appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of Seller, Originator, any Original Seller or any of their respective Subsidiaries or Affiliates, having general voting rights.
“Interim Report” means a report, appropriately completed and in substantially the form of Exhibit XII hereto, furnished by Servicer to the Administrative Agent and the Agents pursuant to Section 8.5“, which form may be amended or supplemented by either Agent from time to time.
“LIBO Rate” means:

(A) with respect to the Conduit Group that includes SunTrust Bank, for any day, the rate per annum equal to the sum of (i) (a) SunTrust LIBO for such day, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against SunTrust Bank in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such day, plus (ii) if on such day a Committed Purchaser Interest is outstanding and is accruing Yield computed with respect to clause (B) below, 3.0% per annum; and
(B) otherwise, the rate per annum equal to the sum of (i) (a) the rate per annum appearing on page BBAM on the Bloomberg Terminal (successor to Telerate page 3750) (or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in U.S. dollars) as of 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period; provided, that, (I) in the event no such rate is shown, the applicable LIBO Rate for the relevant Tranche Period shall instead be the rate per annum based on the rates at which U.S. dollar deposits for one month are displayed on page “LIBOR” of the Reuters Screen as of 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period (it being understood that if at least two (2) such rates appear on such page, the rate will be the arithmetic mean of such displayed rates), and (II) in the event no such rate is shown, or if no such rate is relevant, the applicable LIBO Rate for the relevant Tranche Period shall instead be the rate determined by the Administrative Agent to be the rate at which BTMU offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Tranche Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Administrative Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period, plus (ii) 3.0% per annum.
The LIBO Rate, in any case, shall be rounded, if necessary, to the next higher 1/16 of 1%.
“Liquidity Termination Date” means May 2, 2014.
“Lock-Box” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.
“Loss Horizon Ratio” means, as of any date, a percentage equal to (i) the sum of (A) the aggregate gross sales of the Transferors during the four most recently ended calendar months, plus (B) one half of the aggregate gross sales of the Transferors during the fifth most recently ended calendar month, divided by (ii) the Net Receivables Balance of all Eligible Receivables as of the last day of the most recently ended calendar month.
“Loss Percentage” means, at any time, a percentage equal to the product of (i) two, multiplied by (ii) the Loss Ratio, multiplied by (iii) the Loss Horizon Ratio.
“Loss Ratio” means, on any date, the greatest three-month rolling average Default Ratio as calculated for each of the 12 most recently ended calendar months.
“Loss Reserve” means, on any date, an amount equal to the Loss Percentage multiplied by the Net Receivables Balance as of the close of business of Servicer on such date.

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“Loss Reserve Floor” means 12%.
“Loss-to-Liquidation Ratio” means, for any calendar month, the percentage equal (i) the sum of the aggregate Outstanding Balance of all Receivables 91-120 days past due plus the aggregate Outstanding Balance of all Receivables written off by Servicer in such month divided by the aggregate Collections received during such month.
“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Subsidiaries, (ii) the ability of any Seller Party to perform its obligations under this Agreement or the Provider to perform its obligations under the Performance Undertaking, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.
“Material Provider Subsidiary” means, as long as Energizer and any Original Seller are each wholly-owned, direct or indirect subsidiaries of Provider, (a) each consolidated Subsidiary (other than any SPV) of Provider (i) incorporated under the laws of any jurisdiction in the United States and (ii) the total assets of which exceed, as at the end of any calendar quarter or, in the case of consummation of a Permitted Acquisition, at the time of consummation of such Permitted Acquisition (calculated by Provider on a pro forma basis taking into account the consummation of such Permitted Acquisition), three percent (3.0%) of the total assets of Provider and its Subsidiaries (other than SPVs) on a consolidated basis and (b) each consolidated Subsidiary (other than any SPV) of Provider (i) incorporated under the laws of any foreign jurisdiction and (ii) the total assets of which exceed, as at the end of any calendar quarter or, in the case of consummation of a Permitted Acquisition, at the time of consummation of such Permitted Acquisition (calculated by Provider on a pro forma basis taking into account the consummation of such Permitted Acquisition), five percent (5.0%) of the total assets of Provider and its Subsidiaries (other than SPVs) on a consolidated basis; provided that, if Energizer shall cease to be a wholly-owned, indirect subsidiary of Provider, then “Material Provider Subsidiary” shall also mean and include any Subsidiary of Energizer and, provided further that, if any Original Seller shall cease to be a wholly-owned, direct subsidiary of Provider, then “Material Provider Subsidiary” shall also mean and include any Subsidiary of any Original Seller.
“Monthly Report” means a report, in substantially the form of Exhibit X hereto (appropriately completed), furnished by Servicer to the Administrative Agent and the Agents pursuant to Section 8.5.
“Moody’s” means Moody’s Investor Service, Inc. and its successors.
“Net Receivables Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the sum of (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor and (ii) the aggregate amount by which the Outstanding Balance of all Eligible Receivables having payment terms in excess of 61 days following the applicable “expected receipt of goods date” (under and as defined in each applicable invoice of Servicer to each applicable Obligor) exceeds 10% of the aggregate Outstanding Balance of all Eligible Receivables.
“Non-Renewing Committed Purchaser” has the meaning set forth in Section 4.6.
“Obligations” shall have the meaning set forth in Section 2.1.
“Obligor” means a Person obligated to make payments pursuant to a Contract.
“Original Agreement” has the meaning set forth in the preliminary statements to this Agreement.
“Original Seller” has the meaning set forth in the Receivables Sale Agreement.
“Originator” means Energizer Battery, Inc., in its capacity as seller under the Receivables Sale Agreement.
“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Participant” has the meaning set forth in Section 12.2.
”Payment Rate” means, for any calendar month, the percentage equal to the aggregate Collections received during such month, divided by the aggregate Outstanding Balance of all Receivables as at the last day of the month immediately prior to such month.
“Performance Undertaking” means that certain Performance Undertaking, dated as of May 4, 2009, by Provider in favor of Seller, substantially in the form of Exhibit XI, as the same may be amended, restated or otherwise modified from time to time.
“Permitted Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, (a) which are permitted under all material financing arrangements pursuant to which Provider is a debtor or an obligor and (b) by which Provider or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding equity interests of another Person.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Pooled Commercial Paper” means Commercial Paper notes of a Conduit subject to any particular pooling arrangement by such Conduit, but excluding Commercial Paper issued by such Conduit for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Conduit.
“Potential Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.
“Prime Rate” means a rate per annum equal to the prime rate of interest determined from time to time by BTMU, SunTrust Bank or any other Committed Purchaser from time to time, each as applicable with respect to it (which is not necessarily the lowest rate charged to any customer), changing when and as each said prime rate changes.
“Proposed Reduction Date” has the meaning set forth in Section 1.3.
“Provider” means Energizer Holdings, Inc., a Missouri corporation.
“Provider Credit Agreement” means the Term Loan Credit Agreement dated as of December 3, 2007 among the Provider, the institutions from time to time parties thereto as Lenders, JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Citibank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch and Mizuho Corporate Bank, Ltd., as Documentation Agents, as in effect on May 4, 2009, without giving effect to any amendment, restatement, waiver, release, supplementation, cancellation, termination or other modification thereof.
“Provider Financial Covenants” means the Maximum Leverage Ratio covenant and Minimum Interest Expense Coverage Ratio covenant set forth in Section 7.4 of the Provider Credit Agreement, it being understood that, for purposes of this Agreement, (i) the Provider Financial Covenants as in effect on May 4, 2009 shall survive any termination of the Provider Credit Agreement and (ii) any amendment, restatement, waiver, release, supplementation, cancellation, termination and/or other modification with respect to the Provider Credit Agreement shall have no effect on determining compliance with the Provider Financial Covenants.
“Pro Rata Share” means, for each Committed Purchaser in the same Conduit Group, a percentage equal to (i) the amount of the Commitment of such Committed Purchaser, divided by (ii) the aggregate amount of all

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Commitments of all Committed Purchasers in such Conduit Group hereunder, adjusted as necessary to give effect to the application of the terms of Section 4.6.
“Purchase Limit” means $200,000,000.
“Purchase Notice” has the meaning set forth in Section 1.2.
“Purchase Price” means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Net Receivables Balance (less the Aggregate Reserves) on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Monthly Report, taking into account such proposed Incremental Purchase.
“Purchase Pro Rata Share” means, for any Conduit Group, the percentage equivalent of a fraction, the numerator of which is the relevant Group Purchase Limit, and the denominator of which is the Purchase Limit.
“Purchasers” means each Conduit and each Committed Purchaser.
“Purchaser Interest” means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

‘

C
NRB– AR

where:
C    =    the Capital of such Purchaser Interest.
AR    =    the Aggregate Reserves.
NRB    =    the Net Receivables Balance.
Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date. The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the Amortization Date shall remain constant at all times thereafter.
“Purchasing Committed Purchaser” has the meaning set forth in Section 12.1(b).
“Receivable” means all indebtedness and other obligations owed to Seller or a Transferor (at the time it arises, and before giving effect to any transfer or conveyance under the Transfer Agreement, the Receivables Sale Agreement or hereunder) or in which Seller or a Transferor has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by a Transferor, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.
“Receivables Sale Agreement” means that certain Receivables Sale Agreement, dated as of April 4, 2000, between Originator and Seller, as the same may be amended, restated or otherwise modified from time to time.
“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.
“Reduction Notice” has the meaning set forth in Section 1.3.
“Reduction Pro Rata Share” means, for any Conduit Group and on any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Capital of all Purchaser Interests assigned to such Conduit Group and outstanding as at such date, and the denominator of which is the Aggregate Capital.
“Regulatory Change” has the meaning set forth in Section 10.2(a).
“Reinvestment” has the meaning set forth in Section 2.2.
“Related Security” means, with respect to any Receivable:
(i)    all of Seller’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by a Transferor gave rise to such Receivable, and all insurance contracts with respect thereto,
(ii)    all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,
(iii)    all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,
(iv)    all service contracts and other contracts and agreements associated with such Receivable,
(v)    all Records related to such Receivable,
(vi)    all of Seller’s right, title and interest in, to and under the Receivables Sale Agreement and the Transfer Agreement in respect of such Receivable and all of Seller’s right, title and interest in, to and under the Performance Undertaking, and
(vii)    all proceeds of any of the foregoing.
“Relevant Conduit” means with respect to the Conduit Group that includes BTMU as a Committed Purchaser, either Gotham or Victory.
“Required Notice Period” means the number of days required notice (received no later than 12:00 p.m. (New York time) on the day such notice is delivered) set forth below applicable to the Aggregate Reduction indicated below:

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Aggregate Reduction	Required Notice Period
≤$100,000,000	two Business Days
>$100,000,000	five Business Days

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to the Originator or its Affiliates in reimbursement of actual management services performed).
“S&P” means Standard & Poor’s Ratings Group and its successors.
“Seller” has the meaning set forth in the preamble to this Agreement.
“Seller Parties” has the meaning set forth in the preamble to this Agreement.
“Servicer” means at any time the Person (which may be the Administrative Agent or any Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.
“Servicing Fee” has the meaning set forth in Section 8.6.
“Settlement Date” means (A) the sixteenth day of each month, and (B) the last day of the relevant Tranche Period in respect of each Committed Purchaser Interest; provided, however, that clause (B) hereof shall not apply, and only clause (A) hereof shall apply, to any Purchaser Interest funded by SunTrust Bank that is calculated on the basis of the LIBO Rate prior to the Amortization Date.
“Settlement Period” means (A) in respect of each Purchaser Interest of a Conduit, the immediately preceding Accrual Period, and (B) in respect of each Committed Purchaser Interest, the entire Tranche Period of such Purchaser Interest.
“SPV” means any special purpose entity (including, without limitation, Seller) established for the purpose of purchasing receivables in connection with a receivables securitization transaction permitted under all material financing arrangements pursuant to which Provider is a debtor or an obligor.
“Stress Factor” means a factor of 2.0 times.
“STRH” means SunTrust Robinson Humphrey, Inc., a Tennessee corporation, and its successors and assigns.
“Sub-Servicer” means EPC and any other Person in its capacity as a sub-servicer in accordance with Section 8.1(b).
“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of Seller.

“SunTrust Bank” means SunTrust Bank, a Georgia banking corporation.
“SunTrust LIBO” means, on any day, the rate per annum appearing on page BBAM on the Bloomberg Terminal (successor to Telerate page 3750) (or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits for one month in United States dollars) as of 11:00 a.m. (London time) on such day as determined by SunTrust Bank; provided, that, in the event no such rate is shown, the applicable rate shall be the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) based on the rates at which United States dollar deposits for one month are displayed on page “LIBOR” of the Reuters Screen as of 11:00 a.m. (London time) as determined by SunTrust Bank (it being understood that if at least two (2) such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided, further, that in the event no such rate is shown, or if no such rate is relevant, the applicable rate shall be the rate per annum equal to the average of the rates at which deposits in United States dollars are offered by SunTrust Bank at approximately 11:00 a.m. (London time) on such day to prime banks in the London interbank market for one month.
“Terminating Commitment Availability” means, with respect to any Terminating Committed Purchaser, the positive difference (if any) between (a) an amount equal to the Commitment (without giving effect to clause (ii) of the proviso to the penultimate sentence of Section 4.6(b)) of such Terminating Committed Purchaser, minus, an amount equal to 2% of such Commitment, minus, (b) the Capital of the Purchaser Interests funded by such Terminating Committed Purchaser.
“Termination Date” has the meaning set forth in Section 2.2.
“Termination Percentage” has the meaning set forth in Section 2.2.
“Terminating Committed Purchaser” has the meaning set forth in Section 4.6.
“Terminating Tranche” has the meaning set forth in Section 4.3(b).
“Three Pillars” means Three Pillars Funding LLC and its successors and assigns.
“Tranche Period” means, with respect to any Committed Purchaser Interest:
(a)    if Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of (i) solely with respect to a Purchaser Interest funded by SunTrust Bank, one calendar month and (ii) otherwise, one month, or such other period as may be mutually agreeable to the Administrative Agent, the relevant Agent and Seller, commencing on a Business Day selected by Seller or the Administrative Agent and the relevant Agent pursuant to this Agreement. Other than with respect to SunTrust Bank, such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or
(b)    if Yield for such Purchaser Interest is calculated on the basis of the Alternate Base Rate, a period commencing on a Business Day selected by Seller and agreed to by the Administrative Agent and the relevant Agent, provided no such period shall exceed one month.
If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day would fall in a new month, such Tranche Period shall end on the immediately preceding Business Day; provided, further, however, that in the case of Tranche Periods for SunTrust Bank corresponding to the LIBO Rate, each such Tranche Period, except as described in the following two sentences, shall end on the last day of the applicable calendar month. In the case of any Tranche Period for any Purchaser Interest which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which

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commences after the Amortization Date shall be of such duration as selected by the Administrative Agent and the relevant Agent.
“Transaction Documents” means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, the Transfer Agreement, each Collection Account Agreement, the Performance Undertaking, the Fee Letter, the Subordinated Note (as defined in the Receivables Sale Agreement), each Revolving Note (as defined in the Transfer Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.
“Transferor” means each of Originator and each Original Seller.
“Transfer Agreement” has the meaning set forth in the Receivables Sale Agreement.
“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.
“Yield” means for each respective Tranche Period relating to Committed Purchaser Interests, an amount equal to the product of the applicable Discount Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis.
“Yield and Servicer Reserve” means, on any date, an amount equal to the product of (i) the sum of (A) (BTMU’s Prime Rate multiplied by ADSO Reserve) divided by 360, and (B) (2.4% multiplied by ADSO Reserve) divided by 360, multiplied by (ii) the Net Receivables Balance as of the close of business of the Servicer on such date..
where:
ADSO        =    As of the last day of each calendar month, the highest

            Days Sales Outstanding during the most recent twelve

            months preceding the last day of such calendar month.

ADSO Reserve	= ADSO multiplied by the Stress Factor
All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

EXHIBIT II

FORM OF PURCHASE NOTICE

[Date]
The Bank of Tokyo-Mitsubishi UFJ, Ltd.,
New York Branch, as an Agent

1251 Avenue of the Americas

New York, New York 10020
SunTrust Bank, as an Agent
3333 Peachtree Road, NE
Atlanta, GA 30326

With a copy to:
The Bank of Tokyo-Mitsubishi UFJ. Ltd.,
New York Branch, as Administrative Agent

1251 Avenue of the Americas

New York, New York 10020
Re: PURCHASE NOTICE
Ladies and Gentlemen:
Reference is hereby made to the Third Amended and Restated Receivables Purchase Agreement, dated as of May 4, 2009, by and among Energizer Receivables Funding Corporation, a Delaware corporation (the “Seller”), Energizer Battery, Inc., as Servicer, Energizer Personal Care, LLC, as Sub-Servicer, the Committed Purchasers, SunTrust Bank (“SunTrust Bank”), as an Agent, Gotham Funding Corporation (“Gotham”), Victory Receivables Corporation (“Victory”) (Gotham and Victory each a “Conduit”), and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Administrative Agent and as an Agent (as amended, restated and modified from time to time, the “Receivables Purchase Agreement”). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.
The Agents are hereby notified of the following proposed Incremental Purchase:

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Purchase Price:	$
Date of Incremental Purchase:
Requested Discount Rate (if applicable):	[LIBO Rate] [Alternate Base Rate] [N/A]
Requested Tranche Period (if applicable):
Each Conduit Group’s respective aggregate Capital following such proposed Incremental Purchase shall be as follows:

Conduit Group	Prior Capital (a)	Purchase Price (b)	Capital (a+b)
Gotham and Victory
SunTrust Bank
Total

Please credit the Purchase Price in immediately available funds to our Facility Account on the above-specified date of purchase to:
[Account Name]

[Account No.]

[Bank Name & Address]

[ABA #]

Reference:

Telephone advice to: [Name] @ tel. No. ( )
Please advise [Name] at telephone no ( )    if any Conduit will not be making this purchase.
In connection with the Incremental Purchase to be made on the above listed “Date of Incremental Purchase” (the “Purchase Date”), the Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):
(i)    the representations and warranties of each Seller Party set forth in Section 5.1 of the Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date;
(ii)    no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;

(iii)    the Facility Termination Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%; and
(iv)    the amount of Aggregate Capital is $________ after giving effect to the

Incremental Purchase to be made on the Purchase Date.
Very truly yours,
ENERGIZER RECEIVABLES FUNDING CORPORATION
By:

Name:

Title:

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EXHIBIT III
PLACES OF BUSINESS OF THE SELLER PARTIES;

LOCATIONS OF RECORDS;

FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)
Energizer Receivables Funding Corporation

Place of Business and Location of Records:    533 Maryville University Drive
St. Louis, Missouri 63141

Federal Employer Identification Number:    43-1883142

Energizer Battery, Inc.

Place of Business and Location of Records:    533 Maryville University Drive
St. Louis, Missouri 63141

Federal Employer Identification Number:    01-0758270

Energizer Personal Care, LLC

Place of Business and Location of Records:    6 Research Drive
Shelton, CT 06484

Federal Employer Identification Number:    26-3324763

EXHIBIT IV
NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS

Lockbox Information	Related Account Information
Energizer Personal Care, LLC 24234 Network Place Chicago, IL 60673-1242 Lockbox Number: 24234	JPMorgan Chase Bank, N.A. Account #771070257 Credit: Energizer Personal Care, LLC, as Sub-Servicer for Energizer Battery, Inc., as Servicer of Playtex products
Energizer 23145 Network Place Chicago, IL 60673-1231 Lockbox Number: 23145	JPMorgan Chase Bank, N.A. Account #5954533 Credit: Energizer
Energizer Personal Care, LLC 22594 Network Place Chicago, IL 60673-1225 Lockbox Number: 22594	JPMorgan Chase Bank, N.A. Account #648727071 Credit: Energizer Personal Care, LLC, as Sub-Servicer for Energizer Battery, Inc., as Servicer of Schick products

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EXHIBIT V
FORM OF COMPLIANCE CERTIFICATE
To: The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Administrative Agent

This Compliance Certificate is furnished pursuant to that certain Third Amended and Restated Receivables Purchase Agreement, dated as of May 4, 2009, as amended, modified or restated from time to time, by and among Energizer Receivables Funding Corporation, a Delaware corporation (the “Seller”), Energizer Battery, Inc., as Servicer, Energizer Personal Care, LLC, as Sub-Servicer, the Purchasers party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent for such Purchasers (the “Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES ON BEHALF OF SELLER THAT:

1.    I am the duly elected _______________ of [Insert name of applicable Seller Party or the Provider] (the “Applicable Party”).

2.    I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Applicable Party and its Subsidiaries during the accounting period covered by the attached financial statements.

3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 6 below.

4.    I have reviewed the terms of Section 9.1(l) of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the applicable transactions, agreements and conditions of Energizer Holdings, Inc., a Missouri corporation (the “Provider”); and such examinations did not disclose, and I have no knowledge of, any failure of the Provider to perform or observe the covenants referenced in Section 9.1(l) of the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 6 below.

5.    I have reviewed the terms of the Provider Financial Covenants and I have made, or have caused to be made under my supervision, a detailed review of the applicable transactions, agreements and conditions of the Provider; and such examinations did not disclose, and I have no knowledge of, any failure of the Provider to comply with the Provider Financial Covenants, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate except as set forth in Paragraph 6 below. Furthermore, Schedule I attached hereto sets forth financial data and computations evidencing the Provider’s compliance with the Provider Financial Covenants, all of which data and computations are true, complete and correct.

6.    Described below are the exceptions, if any, to paragraphs 3 to 5 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Seller, Servicer or the Provider, as applicable, has taken, is taking or proposes to take with respect to each such condition or event:

The foregoing certifications together with the computations set forth in Schedule I hereto, and the financial statements delivered with this Certificate in support hereof, are made and delivered this __ day of ________, 20__.

Name:
Title:

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SCHEDULE I TO COMPLIANCE CERTIFICATE
Schedule of Compliance as of ______________, ______ with the Provider Financial Covenants. Unless otherwise defined herein, the terms used in this Schedule I have the meanings ascribed thereto in the Provider Credit Agreement.

This schedule relates to the [quarter or year] ended __________:

SECTION 7.4: FINANCIAL COVENANTS
A.    MAXIMUM COVENANT LEVERAGE RATIO (Section 7.4(A))
1. All Indebtedness (as defined in the Provider Credit Agreement) of the Borrower and its Subsidiaries (which, for purposes of clarification, shall exclude Hedging Obligations) minus Receivables Facility Attributed Indebtedness
$_________

2.	EBITDA (See I.A.2.j) $_________

3.	Covenant Leverage Ratio ______ to 1.0
(Ratio of II.A.1 to II.A.2)
4. Required Ratio                ≤ 3.5 to 1.0
B.    MINIMUM INTEREST EXPENSE COVERAGE RATIO (Section 7.4(B))
1.    EBIT (See I.A.2.g)                $_________
2.    Interest Expense                $_________
3.    Interest Expense Coverage Ratio
(Ratio of II.B.1 to II.B.2)            ______ to 1.0
4.    Required Ratio                ≥ 3.0 to 1.0
The Borrower hereby certifies, through its ____________, that the information set forth above is accurate as of ____________ ____, 20___, to the best of such officer’s knowledge, after diligent inquiry, and that the financial statements delivered herewith present fairly the financial position of the Borrower and its Subsidiaries at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with Agreement Accounting Principles, consistently applied, subject, as to unaudited financial statements delivered herewith, to normal year-end audit adjustments.
Dated: ____________ ____, 20___
ENERGIZER HOLDINGS, INC.,
as the Borrower

By:____________________________
Name:
Title:

EXHIBIT VI – A

COLLECTION ACCOUNT AGREEMENT

[On letterhead of Originator]
_____________, 2008
[Collection Bank/Lock-Box Bank/Concentration Bank/Depositary Bank]
Re:    Energizer Battery, Inc./Energizer Receivables Funding Corporation
Ladies and Gentlemen:
Reference is hereby made to P.O. Box #______ in [city, state, zip code] (the “Lock-Box”) of which you have exclusive control for the purpose of receiving mail and processing payments therefrom pursuant to that certain [name of lock-box agreement] between you and Energizer Battery, Inc. (the “Company”) dated _____________ (the “Agreement”). You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment, and credit such payments to the Company’s checking account no. ___________ maintained with you in the name of the Company (the “Lock-Box Account”).
In a letter agreement dated ______, 2008 among you, JPMorgan Chase Bank, N.A., Energizer Receivables Funding Corporation (the “Seller”) and the Company, the Company informed you that, pursuant to the Receivables Sale Agreement, dated as of April 4, 2000, as amended, restated, supplemented or otherwise modified from time to time, between the Company and the Seller, the Company transferred all of its right, title and interest in and to, and exclusive ownership and control of, the Lock-Box and the Lock-Box Account to Seller and requested that the name of the Lock-Box Account be changed to “Energizer Battery, Inc., as Servicer.” (the “Original Collection Account Agreement”). This Agreement replaces the Original Collection Account Agreement. The parties hereto further agree that the Original Collection Account Agreement is hereby terminated as of the date hereof.
The Company and Seller hereby irrevocably instruct you, and you hereby agree, that upon receiving notice from The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”) in the form attached hereto as Annex A: (i) the name of the Lock-Box Account will be changed to BTMU as administrative agent (or any designee of BTMU) and BTMU will have exclusive ownership of and access to the Lock-Box and the Lock-Box Account, and neither the Company, Seller nor any of their respective affiliates will have any control of the Lock-Box or the Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Box to the Lock-Box Account, or will redirect the funds as BTMU may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account, at any time, as directed by BTMU, (iv) all services to be performed by you under the Agreement will be performed on behalf of BTMU, and (v) all correspondence or other mail which you have agreed to send to the Company or Seller will be sent to BTMU at the following address:
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
1251 Avenue of the Americas

New York, NY 10020

Moreover, upon such notice, BTMU as administrative agent will have all rights and remedies given to the Company (and Seller, as the Company’s assignee) under the Agreement. Seller agrees, however, to continue to pay all fees and other assessments due thereunder at any time.
You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established

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with you by BTMU for the purpose of receiving funds from the Lock-Box are subject to the liens of BTMU as administrative agent, and will not be subject to deduction, set-off, banker’s lien or any other right you or any other party may have against the Company or Seller.
THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.
This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Agreement or the Original Collection Account Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.
Very truly yours,

ENERGIZER BATTERY, INC.

By: ____________________

Name:

Title:
ENERGIZER RECEIVABLES FUNDING CORPORATION

By: ____________________

Name:

Title:
Acknowledged and agreed to

this _____ day of _________

JPMORGAN CHASE BANK, N.A.
By:

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Name:

Title:
[COLLECTION BANK]

By:

Name:

Title:
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,

as Administrative Agent

By:

Name:

Title:

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ANNEX A

FORM OF NOTICE

[On letterhead of BTMU]
_____________, _____
[Collection Bank/Lock-Box Bank/Concentration Bank/Depositary Bank]
Re:    Energizer Battery, Inc./Energizer Receivables Funding Corporation
Ladies and Gentlemen:
We hereby notify you that we are exercising our rights pursuant to that certain letter agreement among Energizer Battery, Inc., Energizer Receivables Funding Corporation, you and us, dated _________, 2008, to have the name of, and to have exclusive ownership and control of, account number ______________ (the “Lock-Box Account”) maintained with you, transferred to us. [Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to __________.] You have further agreed to perform all other services you are performing under that certain agreement dated _____________ between you and Energizer Battery, Inc. on our behalf.
We appreciate your cooperation in this matter.
Very truly yours,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,

as Administrative Agent

By: ____________________

Name:

Title:

Annex A-1
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EXHIBIT VI – B

COLLECTION ACCOUNT AGREEMENT

[On letterhead of EPC]

_____________, 2008
[Collection Bank/Lock-Box Bank/Concentration Bank/Depositary Bank]
Re:    Energizer Personal Care, LLC./Energizer Receivables Funding Corporation
Ladies and Gentlemen:
Reference is hereby made to P.O. Box #______ in [city, state, zip code] (the “Lock-Box”) of which you have exclusive control for the purpose of receiving mail and processing payments therefrom pursuant to that certain [name of lock-box agreement] between you and Energizer Personal Care, LLC (the “Company”) dated _____________ (the “Agreement”). You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment, and credit such payments to the Company’s checking account no. ___________ maintained with you in the name of the Company (the “Lock-Box Account”).
The Company hereby informs you that, (i) pursuant to the Receivables Transfer Agreement, dated as of May 4, 2009, as amended, restated, supplemented or otherwise modified from time to time, between the Company and the Energizer Battery, Inc. (“Energizer”), the Company has transferred all of its right, title and interest in and to, and exclusive ownership and control of, the Lock-Box and the Lock-Box Account to Energizer, (ii) pursuant to the Receivables Sale Agreement, dated as of April 4, 2000, as amended, restated, supplemented or otherwise modified from time to time, between Energizer and Energizer Receivables Funding Corporation (the “Seller”), Energizer has transferred all of its right, title and interest in and to, and exclusive ownership and control of, the Lock-Box and the Lock-Box Account to Seller and (iii) the Company hereby requests that the name of the Lock-Box Account be changed to “Energizer Personal Care, LLC, as Sub-Servicer for Energizer Battery, Inc., in its capacity as Servicer.”
The Company and Seller hereby irrevocably instruct you, and you hereby agree, that upon receiving notice from The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”) in the form attached hereto as Annex A: (i) the name of the Lock-Box Account will be changed to BTMU as administrative agent (or any designee of BTMU) and BTMU will have exclusive ownership of and access to the Lock-Box and the Lock-Box Account, and neither the Company, Seller nor any of their respective affiliates will have any control of the Lock-Box or the Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Box to the Lock-Box Account, or will redirect the funds as BTMU may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account, at any time, as directed by BTMU, (iv) all services to be performed by you under the Agreement will be performed on behalf of BTMU, and (v) all correspondence or other mail which you have agreed to send to the Company or Seller will be sent to BTMU at the following address:
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
1251 Avenue of the Americas

New York, NY 10020

Moreover, upon such notice, BTMU as administrative agent will have all rights and remedies given to the Company (and Seller, as the Company’s assignee) under the Agreement. Seller agrees, however, to continue to pay all fees and other assessments due thereunder at any time.
You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by BTMU for the purpose of receiving funds from the Lock-Box are subject to the liens of BTMU as administrative agent, and will not be subject to deduction, set-off, banker’s lien or any other right you or any other party may have against the Company or Seller.
THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.
This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Agreement or the Original Collection Account Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

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Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.
Very truly yours,

ENERGIZER PERSONAL CARE, LLC

By: ____________________

Name:

Title:

ENERGIZER RECEIVABLES FUNDING CORPORATION

By: ____________________

Name:

Title:

ENERGIZER BATTERY, INC.

By: ____________________

Name:

Title:
Acknowledged and agreed to

this _____ day of _________

JPMORGAN CHASE BANK, N.A.
By:

Name:

Title:
[COLLECTION BANK]

By:

Name:

Title:
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,

as Administrative Agent

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658652.06-Chicago Server 1A - MSW

By:

Name:

Title:

ANNEX A

FORM OF NOTICE

[On letterhead of BTMU]
_____________, _____
[Collection Bank/Lock-Box Bank/Concentration Bank/Depositary Bank]
Re:    Energizer Personal Care, LLC/Energizer Receivables Funding Corporation
Ladies and Gentlemen:
We hereby notify you that we are exercising our rights pursuant to that certain letter agreement among Energizer Personal Care, LLC, Energizer Receivables Funding Corporation, you and us, dated _________, 2008, to have the name of, and to have exclusive ownership and control of, account number ______________ (the “Lock-Box Account”) maintained with you, transferred to us. [Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to __________.] You have further agreed to perform all other services you are performing under that certain agreement dated _____________ between you and Energizer Personal Care on our behalf.
We appreciate your cooperation in this matter.
Very truly yours,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

NEW YORK BRANCH,

as Administrative Agent

By: ____________________

Name:

Title:

EXHIBIT VII
FORM OF ASSIGNMENT AGREEMENT
THIS ASSIGNMENT AGREEMENT (this “Assignment Agreement”) is entered into as of the ___ day of ____________, ____, by and between _____________________ (“Assignor”) and __________________ (“Assignee”).
PRELIMINARY STATEMENTS
A.    This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Third Amended and Restated Receivables Purchase Agreement, dated as of May 4, 2009, by and among Energizer Receivables Funding Corporation, a Delaware corporation (the “Seller”), Energizer Battery, Inc., as Servicer, Energizer Personal Care, LLC, as Sub-Servicer, the Committed Purchasers, Gotham Funding Corporation, Victory Receivables Corporation , and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Administrative Agent (as amended, restated and modified from time to time, the “Purchase Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Purchase Agreement.
B.    Assignor is a Committed Purchaser party to the Purchase Agreement, and Assignee wishes to become a Committed Purchaser thereunder; and
C.    Assignor is selling and assigning to Assignee an undivided ____________% (the “Transferred Percentage”) interest in all of Assignor’s rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, Assignor’s Commitment and (if applicable) the Capital of Assignor’s Purchaser Interests as set forth herein.
AGREEMENT
The parties hereto hereby agree as follows:
1.    The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the “Effective Date”) two (2) Business Days (or such other date selected by the Administrative Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement (the “Effective Notice”) is delivered by the Administrative Agent to each Conduit, Assignor and Assignee. From and after the Effective Date, Assignee shall be a Committed Purchaser party to the Purchase Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.
2.    If Assignor has no outstanding Capital under the Purchase Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment and all rights and obligations associated therewith under the terms of the Purchase Agreement, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Section 4.1 of the Purchase Agreement.
3.    If Assignor has any outstanding Capital under the Purchase Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of Assignor’s Purchaser Interests (such amount, being hereinafter referred to as the “Assignee’s Capital”); (ii) all accrued but unpaid (whether or not then due) Yield attributable to Assignee’s Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee’s Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the “Assignee’s Acquisition Cost”); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken,

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received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment and the Capital of Assignor’s Purchaser Interests (if applicable) and all related rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Section 4.1 of the Purchase Agreement.
4.    Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Purchase Agreement.
5.    Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.
6.    By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Administrative Agent, the Agents, the Conduits and the other Committed Purchasers as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, any Obligor, any Affiliate of Seller or the performance or observance by the Seller, any Obligor, any Affiliate of Seller of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of the Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Administrative Agent, any Agent, any Conduit, the Seller or any other Committed Purchaser or Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement and the Transaction Documents; (e) Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Purchase Agreement and the other Transaction Documents, are required to be performed by it as a Committed Purchaser or, when applicable, as a Purchaser.
7.    Each party hereto represents and warrants to and agrees with the Administrative Agent that it is aware of and will comply with the provisions of the Purchase Agreement, including, without limitation, Sections 4.1 and 14.6 thereof.
8.    Schedule I hereto sets forth the revised Commitment of Assignor and the Commitment of Assignee, as well as administrative information with respect to Assignee.
9.    THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
10. Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of any Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers as of the date hereof.
[ASSIGNOR]
By:

Name:

Title:
[ASSIGNEE]
By:

Name:

Title:

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SCHEDULE I TO ASSIGNMENT AGREEMENT
LIST OF LENDING OFFICES, ADDRESSES

FOR NOTICES AND COMMITMENT AMOUNTS
Date: _______________, ____
Transferred Percentage:    ________%

	A-1	A-2	B-1	B-2
Assignor	Commitment (prior to giving effect to the Assignment Agreement)	Commitment (after giving effect to the Assignment Agreement)	Outstanding Capital (if any)	Ratable Share of Outstanding Capital

	A-2	B-1	B-2
Assignee	Commitment (after giving effect to the Assignment Agreement)	Outstanding Capital (if any)	Ratable Share of Outstanding Capital

Address for Notices
___________________________
___________________________
Attention:

Phone:

Fax:

SCHEDULE II TO ASSIGNMENT AGREEMENT
EFFECTIVE NOTICE
TO:________________________, Assignor

    ________________________

    ________________________

    ________________________
TO:________________________, Assignor

    ________________________

    ________________________

    ________________________
The undersigned, as Administrative Agent under the Third Amended and Restated Receivables Purchase Agreement, dated as of May 4, 2009, by and among Energizer Receivables Funding Corporation, a Delaware corporation (the “Seller”), Energizer Battery, Inc., as Servicer, Energizer Personal Care, LLC, as Sub-Servicer, the Committed Purchasers, Gotham Funding Corporation, Victory Receivables Corporation, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Administrative Agent, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of ____________, ____ between __________________, as Assignor, and __________________, as Assignee. Terms defined in such Assignment Agreement are used herein as therein defined.
1.    Pursuant to such Assignment Agreement, you are advised that the Effective Date will be ______________, ____.
2.    The Conduit(s) in the related Conduit Group hereby consent to the Assignment Agreement as required by Section 12.1(b) of the Receivables Purchase Agreement.
[3.    Pursuant to such Assignment Agreement, the Assignee is required to pay $____________ to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]
Very truly yours,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

NEW YORK BRANCH,

individually and as Administrative Agent
By:__________________________
Title:_______________________

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[NAMES(S) OF RELEVANT CONDUIT(S)]
By: ____________________________

Authorized Signatory

EXHIBIT VIII
CREDIT AND COLLECTION POLICY
See Attached

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EXHIBIT IX
FORM OF CONTRACT(S)
See Attached

EXHIBIT X
FORM OF MONTHLY REPORT
See Attached

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EXHIBIT XI
FORM OF PERFORMANCE UNDERTAKING
This Performance Undertaking (this “Undertaking”), dated as of May 4, 2009, is executed by ENERGIZER HOLDINGS, INC., a Missouri corporation (the “Provider”) in favor of ENERGIZER RECEIVABLES FUNDING CORPORATION, a Delaware corporation (together with its successors and assigns, “Recipient”).
RECITALS
1.    Energizer Battery, Inc., a Delaware corporation (together with any successor or assign thereof, “EBI”) and Recipient have entered into a Receivables Sale Agreement, dated as of April 4, 2000 (as amended, restated or otherwise modified prior to the date hereof and from time to time, the “Receivables Sale Agreement”), pursuant to which EBI, subject to the terms and conditions contained therein, is selling its right, title and interest in certain of its accounts receivable to Recipient.
2.    Energizer Personal Care, LLC, a Delaware limited liability company (together with any successor or assign thereof, “EPC”) and EBI have entered into a Receivables Transfer Agreement, dated as of May 4, 2009 (as amended, restated or otherwise modified from time to time, the “Receivables Transfer Agreement”), pursuant to which EPC, subject to the terms and conditions contained therein, is selling its right, title and interest in certain of its accounts receivable to EBI. EPC and EBI are collectively referred to herein as the “Originator.” The Receivables Transfer Agreement and the Receivables Sale Agreement are collectively referred to herein as the “Sale Agreement.”
3.    The Originator is a Subsidiary of Provider and Provider is expected to receive substantial direct and indirect benefits from the sale of accounts receivable by EPC to EBI pursuant to the Receivables Transfer Agreement and by EBI to Recipient pursuant to the Receivables Sale Agreement (which benefits are hereby acknowledged).
4.    As an inducement for Recipient to purchase Originator’s accounts receivable pursuant to the Sale Agreement, Provider has agreed to guaranty the due and punctual performance by Originator of its obligations under the Sale Agreement and its Servicing Related Obligations (as hereinafter defined).
5.    Provider wishes to guaranty the due and punctual performance by Originator of its obligations to Recipient under or in respect of the Sale Agreement and its Servicing Related Obligations (as hereinafter defined), as provided herein.
AGREEMENT
NOW, THEREFORE, Provider hereby agrees as follows:
Section 1.Definitions. Capitalized terms used herein and not defined herein shall have the respective meanings assigned thereto in the Sale Agreement or the Purchase Agreement (as hereinafter defined). In addition:
“Obligations” means, collectively, (i) all covenants, agreements, terms, conditions and indemnities to be performed and observed by Originator under and pursuant to the Sale Agreement and each other document executed and delivered by Originator pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by Originator under the Sale Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason and (ii) all obligations of EBI (1) as Servicer under the Third Amended and Restated Receivables Purchase Agreement, dated as of May 4, 2009, by and among Recipient, EBI, as Servicer, EPC, as Sub-Servicer, Victory Receivables Corporation, Gotham Funding Corporation, the Committed Purchasers and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as successor Administrative Agent (as amended, restated or otherwise modified from time to time, the “Purchase Agreement”; and the Purchase Agreement, together with the Sale Agreement, the “Agreements”) or (2) which arise pursuant to Sections 8.2, 8.3 or 14.4(a) of the Purchase Agreement

as a result of its termination as Servicer (all such obligations collectively, the “Servicing Related Obligations”).
Section 2.    Guaranty of Performance of Obligations. Provider hereby guarantees to Recipient, the full and punctual payment and performance by Originator of the Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all of the Obligations of Originator under the Agreements and each other document executed and delivered by Originator pursuant to the Agreements and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by Originator to Recipient (or its assigns), the Administrative Agent, the Agents or the Purchasers from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, the Administrative Agent, any Agent or any Purchaser in favor of Originator or any other Person or other means of obtaining payment. Should Originator default in the payment or performance of any of the Obligations, Recipient (or its assigns) may cause the immediate performance by Provider of the Obligations and cause any payment Obligations to become forthwith due and payable to Recipient (or its assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Provider. Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and Provider shall not be responsible for any Obligations to the extent the failure to perform such Obligations by Originator results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided, that nothing herein shall relieve Originator from performing in full its Obligations under the Agreements or Provider of its undertaking hereunder with respect to the full performance of such duties.
Section 3.    Provider’s Further Agreements to Pay. Provider further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by Recipient in connection with the Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to BTMU’s Prime Rate plus 2% per annum, such rate of interest changing when and as BTMU’s Prime Rate changes.
Section 4.    Waivers by Provider. Provider waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or its assigns) in reliance on this Undertaking, and any requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Date, Amortization Event, other default or omission by Originator or asserting any other rights of Recipient under this Undertaking. Provider warrants that it has adequate means to obtain from Originator, on a continuing basis, information concerning the financial condition of Originator, and that it is not relying on Recipient to provide such information, now or in the future. Provider also irrevocably waives all defenses (i) that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Provider and without relieving Provider of any liability under this Undertaking, to deal with Originator and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end Provider agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Date, Amortization Event, or default with respect to the Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Obligations or any part thereof; (e) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment

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Obligations of Originator or any part thereof or amounts which are not covered by this Undertaking even though Recipient (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment Obligations of Originator or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which Provider may have at any time against Originator in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Obligations or any part thereof; or (i) any failure on the part of Originator to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not Provider shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 4.
Section 5.    Unenforceability of Obligations Against Originator. Notwithstanding (a) any change of ownership of Originator or the insolvency, bankruptcy or any other change in the legal status of Originator; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations; (c) the failure of Originator or Provider to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Obligations or this Undertaking; or (d) if any of the moneys included in the Obligations have become irrecoverable from Originator for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Provider. This Undertaking shall be in addition to any other guaranty or other security for the Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of Originator or for any other reason with respect to Originator, all such amounts then due and owing with respect to the Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Obligations, shall be immediately due and payable by Provider.
Section 6.    Representations and Warranties. Provider hereby represents and warrants to Recipient that:
(a)    Existence and Standing. Provider is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Provider has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to so hold could not reasonably be expected to have a Material Adverse Effect.
(b)    Authorization, Execution and Delivery; Binding Effect. Provider has the corporate power and authority and legal right to execute and deliver this Undertaking, perform its obligations hereunder and consummate the transactions herein contemplated. The execution and delivery by Provider of this Undertaking, the performance of its obligations and consummation of the transactions contemplated hereunder have been duly authorized by proper corporate proceedings, and Provider has duly executed and delivered this Undertaking. This Undertaking constitutes the legal, valid and binding obligation of Provider enforceable against Provider in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(c)    No Conflict; Government Consent. The execution and delivery by Provider of this Undertaking and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its articles or certificate of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property and, do not result in the creation or imposition of any Adverse Claim on assets of Provider.
(d)    Financial Statements. The consolidated financial statements of Provider and its consolidated Subsidiaries dated as of December 31, 1999 heretofore delivered to Recipient have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the consolidated financial condition and results of operations of Provider and its consolidated Subsidiaries as of such date and for the period ended on such date. Since December 31, 1999, no event has occurred which would or could reasonably be expected to have a Material Adverse Effect.
(e)    Taxes. Provider has filed all United States federal tax returns and all other tax returns which are required to be filed and has paid all taxes due pursuant to said returns or pursuant to any assessment received by Provider or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States income tax returns of Provider have been audited by the Internal Revenue Service through the fiscal year ended 2006. No federal or state tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Provider in respect of any taxes or other governmental charges are adequate.
(f)    Litigation and Contingent Obligations. Except as disclosed in the filings made by Provider with the Securities and Exchange Commission, there are no actions, suits or proceedings pending or, to the best of Provider’s knowledge threatened against or affecting Provider or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a material adverse effect on (i) the business, properties, condition (financial or otherwise) or results of operations of Provider and its Subsidiaries taken as a whole, (ii) the ability of Provider to perform its obligations under this Undertaking, or (iii) the validity or enforceability of any of this Undertaking or the rights or remedies of Recipient hereunder. Provider is not in default with respect to any order of any court, arbitrator or governmental body and does not have any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6(d).
Section 7.    Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Obligations are paid in full Provider: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, the Administrative Agent, any Agent or any Purchaser against Originator, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient, the Administrative Agent, the Agents and the Purchasers against Originator and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as that term is defined in the United States Bankruptcy Code) which Provider might now have or hereafter acquire against Originator that arise from the existence or performance of Provider’s obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against Originator in respect of any liability of Provider to Originator, and (d) waives any benefit of and any right to participate in any collateral security which may be held by Recipient, the Administrative Agent, the Agents or the Purchasers. The payment of any amounts due with respect to any indebtedness of Originator now or hereafter owed to Provider is hereby subordinated to the prior payment in full of all of the Obligations. Provider agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, Provider will not demand, sue for or otherwise attempt to collect any such indebtedness of Originator to Provider until all of the Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, Provider shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Provider as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Obligations without affecting in any manner the liability of Provider under the other provisions of this Undertaking. The provisions of this Section 7 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with Provider.
Section 8.    Termination of Performance Undertaking. Provider’s obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and the Purchase Agreement is terminated, provided, that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency or reorganization of Originator or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce,

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amend or otherwise affect the Obligations shall impair, affect, be a defense to or claim against the obligations of Provider under this Undertaking.
Section 9.    Effect of Bankruptcy. This Performance Undertaking shall survive the insolvency of Originator and the commencement of any case or proceeding by or against Originator under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code with respect to Originator or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which Originator is subject shall postpone the obligations of Provider under this Undertaking.
Section 10.    Setoff. Regardless of the other means of obtaining payment of any of the Obligations, Recipient (and its assigns) is hereby authorized at any time and from time to time, without notice to Provider (any such notice being expressly waived by Provider) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Provider under this Undertaking, whether or not Recipient (or any such assign) shall have made any demand under this Undertaking and although such Obligations may be contingent or unmatured.
Section 11.    Taxes. All payments to be made by Provider hereunder shall be made free and clear of any deduction or withholding. If Provider is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient (or its assigns) receives a net sum equal to the sum which it would have received had no deduction or withholding been made.
Section 12.    Further Assurances. Provider agrees that it will from time to time, at the request of Recipient (or its assigns), provide information relating to the business and affairs of Provider as Recipient may reasonably request. Provider also agrees to do all such things and execute all such documents as Recipient (or its assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.
Section 13.    Successors and Assigns. This Undertaking shall be binding upon Provider, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and assigns. Provider may not assign or transfer any of its obligations hereunder without the prior written consent of each of Recipient, the Administrative Agent and each of the Agents. Without limiting the generality of the foregoing sentences, Recipient and its successors and assigns may assign or otherwise transfer the Agreements, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to Recipient herein.
Section 14.    Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by Provider therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Administrative Agent, each of the Agents and Provider. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
Section 15.    Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to Provider, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of Provider or Recipient may designate in writing to the other. Each such notice or other communication shall be effective  if given by telecopy, upon the receipt thereof,  if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid, or  if given by any other means, when received at the address specified in this Section 15.

Section 16.    GOVERNING LAW. THIS UNDERTAKING SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 17.    CONSENT TO JURISDICTION. EACH OF PROVIDER AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE AGREEMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF PROVIDER AND RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.
Section 18.    Bankruptcy Petition. Provider hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
Section 19.    Miscellaneous. This Undertaking constitutes the entire agreement of Provider with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Provider hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Provider’s liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Provider or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Undertaking.
Section 20.    Restated Agreement. The effect of this Undertaking is to amend and restate each of the (i) Performance Undertaking dated as of April 4, 2000, by Provider in favor of Recipient, (ii) Performance Undertaking dated as of June 30, 2008, by Provider in favor of Recipient and (iii) the Performance Undertaking dated as of March 27, 2009, in their entirety. Upon the execution of this Undertaking, each reference to either the Performance Undertaking dated as of April 4, 2000, the Performance Undertaking dated as of June 30, 2008 or the Performance Undertaking dated as of March 27, 2009 in any other Transaction Document, and any document, instrument or agreement executed and/or delivered in connection with the Original Agreement or any other Transaction Document, shall mean and be a reference to this Undertaking.

* * * *

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IN WITNESS WHEREOF, Provider has caused this Undertaking to be executed and delivered as of the date first above written.
ENERGIZER HOLDINGS, INC.
By:

Name:

Title:

Address:	533 Maryville University Drive

St. Louis, Missouri 63141
ENERGIZER RECEIVABLES FUNDING CORPORATION
By:

Name:

Title:

Address:	533 Maryville University Drive

St. Louis, Missouri 63141

Exhibit XII
Energizer Receivables Funding Corporation

Third Amended and Restated Receivables Purchase Agreement, dated May 4, 2009

Weekly Settlement Report for the Week Ended XX, 20XX

I.    Calculation of Available Funding Amount

Ending Gross Receivables Balance (“EGR”)

Advance Rate for the month of XX 20XX

Total Available Funding Amount

II. SunTrust
Total Available Funding Amount
Outstanding Capital of SunTrust
Required Principal Paydown
Available Increase

III. Gotham and Victory
Total Available Funding Amount
Outstanding Capital of Gotham and Victory
Required Principal Paydown
Available Increase

The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting in accordance with the Third Amended and Restated Receivables Purchase Agreement dated as of May 4, 2009 (as amended) and that all representations and warranties are restated and reaffirmed.

ENERGIZER RECEIVABLES FUNDING
CORPORATION
By:

Name:

Title

Exh. XII-1

Exh. XII-1

EXHIBIT XIII

FORM OF REDUCTION NOTICE
[Date]
The Bank of Tokyo-Mitsubishi UFJ, Ltd.,
New York Branch, as an Agent

1251 Avenue of the Americas

New York, New York 10020
SunTrust Bank,
as an Agent
3333 Peachtree Road, NE
Atlanta, GA 30326
With a copy to:
The Bank of Tokyo-Mitsubishi UFJ, Ltd.,
New York Branch, as Administrative Agent

1251 Avenue of the Americas

New York, New York 10020
Re: REDUCTION NOTICE
Ladies and Gentlemen:
Reference is hereby made to the Third Amended and Restated Receivables Purchase Agreement, dated as of May 4, 2009, by and among Energizer Receivables Funding Corporation, a Delaware corporation (the “Seller”), Energizer Battery, Inc., as Servicer, Energizer Personal Care, LLC, as Sub-Servicer, the Committed Purchasers, SunTrust Bank (“SunTrust Bank”), as an Agent, Gotham Funding Corporation (“Gotham”), Victory Receivables Corporation (“Victory”) (Gotham and Victory each a “Conduit”), and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Administrative Agent and as an Agent (as amended, restated and modified from time to time, the “Receivables Purchase Agreement”). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.
The Agents are hereby notified of the following proposed reduction of Aggregate Capital from Collections:

Aggregate Reduction:	$____________________
Proposed Reduction Date:

Each Conduit Group’s respective aggregate Capital following such proposed reduction shall be as follows:

Conduit Group	Prior Capital (a)	Capital Reduction (b)	Capital (a-b)
Gotham and Victory
SunTrust Bank
Total

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Very truly yours,
ENERGIZER RECEIVABLES FUNDING CORPORATION
By:

Name:

Title:

SCHEDULE A
COMMITMENTS OF COMMITTED PURCHASERS
Conduit Group with respect to SunTrust Bank:

Committed Purchaser	Commitment
SunTrust Bank	$100,000,000

Conduit Group with respect to Gotham and Victory:

Committed Purchaser	Commitment
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	$102,000,000

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SCHEDULE B
DOCUMENTS TO BE DELIVERED TO THE ADMINISTRATIVE AGENT

AND THE AGENTS ON OR PRIOR TO THE INITIAL PURCHASE
PART I: Documents Delivered in Connection with the Receivables Sale Agreement

1.	Executed copies of the Receivables Sale Agreement, duly executed by the parties thereto.

2.
Copy of the Resolutions of the Board of Directors of Originator certified by its Secretary, authorizing Originator’s execution, delivery and performance of the Receivables Sale Agreement and the other documents to be delivered by it thereunder.

3.
Articles or Certificate of Incorporation of Originator certified by the Secretary of State of the jurisdiction of incorporation of Originator on or within thirty (30) days prior to the initial Purchase (as defined in the Receivables Sale Agreement).

4.	Good Standing Certificate for Originator issued by the Secretaries of State of its state of incorporation and each jurisdiction where it has material operations.

5.
A certificate of the Secretary of Originator certifying: (i) the names and signatures of the officers authorized on its behalf to execute the Receivables Sale Agreement and any other documents to be delivered by it thereunder and (ii) a copy of Originator’s By-Laws.

6.	Pre-filing state and federal tax lien, judgment lien and UCC lien searches against Originator.

7.
Time stamped receipt copies of proper financing statements, duly filed under the UCC on or before the date of the initial Purchase (as defined in the Receivables Sale Agreement) in all jurisdictions as may be necessary or, in the opinion of Seller (or its assigns), desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by the Receivables Sale Agreement.

8.
Time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by Originator.

9.	Executed Collection Account Agreements for each Lock-Box and Collection Account.

10.
A favorable opinion of legal counsel for Originator reasonably acceptable to Seller (or its assigns) which addresses the following matters and such other matters as Seller (or its assigns) may reasonably request:

--    Originator is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation.
--    Originator has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on Originator’s business.
--    The execution and delivery by Originator of the Receivables Sale Agreement and each other Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of Originator and will not:
(a)    require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);
(b)    contravene, or constitute a default under, any provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon Originator; or
(c)    result in the creation or imposition of any Adverse Claim on assets of Originator or any of its Subsidiaries (except as contemplated by the Receivables Sale Agreement).
--    The Receivables Sale Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by Originator and constitutes the legal, valid and binding obligation of Originator enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.
--    The provisions of the Receivables Sale Agreement are effective to create a valid security interest in favor of Seller in all Receivables and upon the filing of financing statements, Seller shall acquire a first priority, perfected security interest in such Receivables.
--    To the best of the opinion giver’s knowledge, there is no action, suit or other proceeding against Originator or any Affiliate of Originator, which would materially adversely affect the business or financial condition of Originator and its Affiliates taken as a whole or which would materially adversely affect the ability of Originator to perform its obligations under the Receivables Sale Agreement.

11.	A “true sale” opinion and “substantive consolidation” opinion of counsel for Originator with respect to the transactions contemplated by the Receivables Sale Agreement.

12.	A Compliance Certificate.

13.
Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with the Receivables Sale Agreement.

14.	Executed copies of the Subscription Agreement (as defined in the Receivables Sale Agreement).

15.	Executed copies of the Subordinated Note (as defined in the Receivables Sale Agreement) by Seller in favor of Originator and of the Demand Note by Originator in favor of Seller.

16.
A direction letter executed by Originator authorizing Seller (and its assignees) and directing warehousemen to allow Seller (and its assignees) to inspect and make copies from Originator’s books and records maintained at off-site data processing or storage facilities.

PART II: Documents Delivered in Connection with the Original RPA

1.	Executed copies of the Original RPA, duly executed by the parties thereto.

2.
Copy of the Resolutions of the Board of Directors of each Seller Party and Provider certified by its Secretary authorizing such Person’s execution, delivery and performance of the Original RPA and the other documents to be delivered by it hereunder.

3.	Articles or Certificate of Incorporation of each Seller Party and Provider certified by the Secretary of State

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of its jurisdiction of incorporation on or within thirty (30) days prior to the initial Incremental Purchase.

4.	Good Standing Certificate for each Seller Party and Provider issued by the Secretaries of State of its state of incorporation and each jurisdiction where it has material operations.

5.
A certificate of the Secretary of each Seller Party and Provider certifying (i) the names and signatures of the officers authorized on its behalf to execute the Original RPA and any other documents to be delivered by it hereunder and (ii) a copy of such Person’s By-Laws.

6.	Pre-filing state and federal tax lien, judgment lien and UCC lien searches against each Seller Party.

7.
Time stamped receipt copies of proper financing statements, duly filed under the UCC on or before the date of the initial Incremental Purchase in all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by the Original RPA.

8.
Time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by Seller.

9.	Executed copies of Collection Account Agreements for each Lock-Box and Collection Account.

10.
A favorable opinion of legal counsel for the Seller Parties and Provider reasonably acceptable to the Administrative Agent which addresses the following matters and such other matters as the Administrative Agent may reasonably request:

--    Each Seller Party and Provider is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation.
--    Each Seller Party and Provider has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on such Person’s business.
--    The execution and delivery by each Seller Party and Provider of the Original RPA and each other Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of such Person and will not:
(a)    require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);
(b)    contravene, or constitute a default under, any provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Person; or
(c)    result in the creation or imposition of any Adverse Claim on assets of such Person or any of its Subsidiaries (except as contemplated by the Original RPA).
--    The Original RPA and each other Transaction Document to which such Person is a party has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person, enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

--    The provisions of the Original RPA are effective to create a valid security interest in favor of the Administrative Agent for the benefit of the Purchasers in all Receivables, and upon the filing of financing statements, the Administrative Agent for the benefit of the Purchasers shall acquire a first priority, perfected security interest in such Receivables.
--    To the best of the opinion giver’s knowledge, there is no action, suit or other proceeding against any Seller Party, Provider or any of their respective Affiliates, which would materially adversely affect the business or financial condition of such Person and its Affiliates taken as a whole or which would materially adversely affect the ability of such Person to perform its obligations under any Transaction Document to which it is a party.

11.
If requested by Conduit or the Administrative Agent, a favorable opinion of legal counsel for each Committed Purchaser, reasonably acceptable to the Administrative Agent which addresses the following matters:

--    The Original RPA has been duly authorized by all necessary corporate action of such Committed Purchaser.
--    The Original RPA has been duly executed and delivered by such Committed Purchaser and, assuming due authorization, execution and delivery by each of the other parties thereto, constitutes a legal, valid and binding obligation of such Committed Purchaser, enforceable against such Committed Purchaser in accordance with its terms.

12.	A Compliance Certificate.

13.	The Fee Letter.

14.	A Monthly Report.

15.	Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with the Original RPA.

16.
A direction letter executed by Seller and Servicer authorizing the Administrative Agent and Conduit, and directing warehousemen to allow the Administrative Agent and Conduit to inspect and make copies from Seller’s books and records maintained at off-site data processing or storage facilities.

17.
For each Purchaser that is not incorporated under the laws of the United States of America, or a state thereof, two duly completed copies of United States Internal Revenue Service Forms W-8BEN or W-8ECI, certifying in either case that such Purchaser is entitled to receive payments under the Original RPA without deduction or withholding of any United States federal income taxes.

PART III: Documents Delivered in Connection with the First Amended and Restated RPA

1.
Executed copies of the First Amended and Restated RPA, the Fourth Amendment to the Receivables Sale Agreement, the Transfer Agreement and the Performance Undertaking, each duly executed by the parties thereto.

2.
Copy of the Resolutions of the Board of Directors of each Seller Party and Provider certified by its Secretary authorizing such Person’s execution, delivery and performance of the First Amended and Restated RPA and the other documents to be delivered by it hereunder.

3.
Articles or Certificate of Incorporation of each Seller Party and Provider certified by the Secretary of State of its jurisdiction of incorporation on or within thirty (30) days prior to the initial Incremental Purchase.

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4.	Good Standing Certificate for each Seller Party and Provider issued by the Secretaries of State of its state of incorporation.

5.
A certificate of the Secretary of each Seller Party and Provider certifying (i) the names and signatures of the officers authorized on its behalf to execute the First Amended and Restated RPA, the Fourth Amendment to the Receivables Sale Agreement, the Transfer Agreement and the Performance Undertaking, and any other documents to be delivered by it hereunder or thereunder and (ii) a copy of such Person’s By-Laws.

6.	Pre-filing federal tax lien and UCC lien searches against each Seller Party.

7.
Time stamped receipt copies of collateral description amendments to UCC1 financing statements #30971708 filed April 14, 2003, #30971518 filed April 14, 2003 and #20074811559 filed December 20, 2007, each filed with the Delaware Secretary of State.

8.	Executed copies of Collection Account Agreements for each Lock-Box and Collection Account.

9.
A favorable opinion of legal counsel for the Seller Parties and Provider reasonably acceptable to the Administrative Agent which addresses the following matters and such other matters as the Administrative Agent may reasonably request:

--    Each Seller Party and Provider is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation.
--    The execution and delivery by each Seller Party and Provider of the First Amended and Restated RPA, the Fourth Amendment (Energizer Receivables Sale Agreement), the Transfer Agreement and the Performance Undertaking, as applicable, and each other Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of such Person and will not:
(a)    require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);
(b)    contravene, or constitute a default under, any provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Person; or
(c)    result in the creation or imposition of any Adverse Claim on assets of such Person or any of its Subsidiaries (except as contemplated by the First Amended and Restated RPA).
--    The First Amended and Restated RPA and each other Transaction Document to which such Person is a party has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person, enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.
--    The provisions of the First Amended and Restated RPA are effective to create a valid security interest in favor of the Administrative Agent for the benefit of the Purchasers in all Receivables, and upon the filing of the financing statements, the Administrative Agent for the benefit of the Purchasers shall acquire a first priority, perfected security interest in such Receivables.

10.	A “true sale” opinion and “substantive consolidation” opinion of counsel for Originator with respect to the transactions contemplated by the Transfer Agreement.

11.
Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with the First Amended and Restated RPA, the Fourth Amendment to the Receivables Sale Agreement, the Transfer Agreement or the Performance Undertaking,.

PART IV: Documents Delivered in Connection with the Second Amended and Restated RPA

1.
Executed copies of the Second Amended and Restated RPA, the Fifth Amendment to the Receivables Sale Agreement, the Fee Letters, a compliance certificate in form and substance acceptable to the Administrative Agent, and the Performance Undertaking, each duly executed by the parties thereto.

2.
Copy of the Resolutions of the Board of Directors of each Seller Party and Provider certified by its Secretary authorizing such Person’s execution, delivery and performance of the Second Amended and Restated RPA and the other documents to be delivered by it hereunder.

3.
Articles or Certificate of Incorporation of each Seller Party and Provider certified by the Secretary of State of its jurisdiction of incorporation on or within thirty (30) days prior to the effective date of the Second Amended and Restated RPA.

4.
Good Standing Certificate for each Seller Party and Provider issued by the Secretaries of State of its state of incorporation. Within thirty (30) days after the effective date of the Second Amended and Restated RPA, good standing certificates in each jurisdiction where each Seller Party has material operations.

5.
A certificate of the Secretary of each Seller Party and Provider certifying (i) the names and signatures of the officers authorized on its behalf to execute the Second Amended and Restated RPA, the Fifth Amendment to the Receivables Sale Agreement and the Performance Undertaking, and any other documents to be delivered by it hereunder or thereunder and (ii) a copy of such Person’s By-Laws.

6.	Pre-filing federal tax lien and UCC lien searches against each Seller Party in its jurisdiction of organization.

7.
Time stamped receipt copies of collateral description amendments to UCC1 financing statements #30971708 filed April 14, 2003, #30971518 filed April 14, 2003 and #20074811559 filed December 20, 2007, each filed with the Delaware Secretary of State. Time stamped receipt copy of the initial UCC1 financing statement filed against Seller in favor of Administrative Agent, as secured party.

8.
A favorable opinion of legal counsel for the Seller Parties and Provider reasonably acceptable to the Administrative Agent which addresses the following matters and such other matters as the Administrative Agent may reasonably request:

--    Each Seller Party and Provider is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation.
--    The execution and delivery by each Seller Party and Provider of the Second Amended and Restated RPA, the Fifth Amendment (Energizer Receivables Sale Agreement) and the Performance Undertaking, as applicable, and each other Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of such Person and will not:
(a)    require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);

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(b)    contravene, or constitute a default under, any provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Person; or
(c)    result in the creation or imposition of any Adverse Claim on assets of such Person or any of its Subsidiaries (except as contemplated by the Second Amended and Restated RPA).
--    The Second Amended and Restated RPA and each other Transaction Document to which such Person is a party has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person, enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.
--    The provisions of the Second Amended and Restated RPA are effective to create a valid security interest in favor of the Administrative Agent for the benefit of the Purchasers in all Receivables, and upon the filing of the financing statements, the Administrative Agent for the benefit of the Purchasers shall acquire a first priority, perfected security interest in such Receivables.

9.
A “true sale” opinion and “substantive consolidation” opinion of counsel for Originator with respect to the transactions contemplated by the Receivables Sale Agreement, as amended, and the Second Amended and Restated RPA.

10.
Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with the Second Amended and Restated RPA, the Fifth Amendment to the Receivables Sale Agreement or the Performance Undertaking.

PART V: Documents to be Delivered in Connection with this Agreement

1.
Executed copies of this Agreement, the Sixth Amendment to the Receivables Sale Agreement, the Transfer Agreement, the Fee Letters, a compliance certificate in form and substance acceptable to the Administrative Agent and the Agents, and the Performance Undertaking, each duly executed by the parties thereto.

2.
Copy of the Resolutions of the Board of Directors of each Seller Party and Provider certified by its Secretary authorizing such Person’s execution, delivery and performance of this Agreement and the other documents to be delivered by it hereunder.

3.
Articles or Certificate of Incorporation of each Seller Party and Provider certified by the Secretary of State of its jurisdiction of incorporation on or within thirty (30) days prior to the effective date of this Agreement.

4.
Good Standing Certificate for each Seller Party and Provider issued by the Secretaries of State of its state of incorporation. Within thirty (30) days after the effective date of this Agreement, good standing certificates in each jurisdiction where each Seller Party has material operations.

5.
A certificate of the Secretary of each Seller Party and Provider certifying (i) the names and signatures of the officers authorized on its behalf to execute this Agreement, the Sixth Amendment to the Receivables Sale Agreement, the Transfer Agreement and the Performance Undertaking, and any other documents to be delivered by it hereunder or thereunder and (ii) a copy of such Person’s By-Laws or Operating Agreement.

6.	Pre-filing federal tax lien and UCC lien searches against each Seller Party in its jurisdiction of organization.

7.	Time stamped receipt copies of collateral description amendments to UCC1 financing statements #30971708 filed April 14, 2003, #30971518 filed April 14, 2003 and #20074811559 filed December 20,

2007, each filed with the Delaware Secretary of State. Time stamped receipt copy of the initial UCC1 financing statement filed against Seller in favor of Administrative Agent, as secured party. Time stamped receipt copy of the initial UCC1 financing statement filed against EPC in favor of Administrative Agent, as secured party.

8.
A favorable opinion of legal counsel for the Seller Parties and Provider reasonably acceptable to the Administrative Agent and the Agents which addresses the following matters and such other matters as the Administrative Agent or any Agent may reasonably request:

--    Each Seller Party and Provider is a limited liability company or a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.
--    The execution and delivery by each Seller Party and Provider of this Agreement, the Sixth Amendment (Energizer Receivables Sale Agreement), the Transfer Agreement and the Performance Undertaking, as applicable, and each other Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of such Person and will not:
(a)    require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);
(b)    contravene, or constitute a default under, any provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Person; or
(c)    result in the creation or imposition of any Adverse Claim on assets of such Person or any of its Subsidiaries (except as contemplated by this Agreement).
--    This Agreement and each other Transaction Document to which such Person is a party has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person, enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.
--    The provisions of this Agreement are effective to create a valid security interest in favor of the Administrative Agent for the benefit of the Purchasers in all Receivables, and upon the filing of the financing statements, the Administrative Agent for the benefit of the Purchasers shall acquire a first priority, perfected security interest in such Receivables.

9.	A “true sale” opinion and “substantive consolidation” opinion of counsel for Originator with respect to the transactions contemplated by the Receivables Sale Agreement, as amended, and this Agreement.

10.	A “true sale” opinion and “substantive consolidation” opinion of counsel for Originator with respect to the transactions contemplated by the Transfer Agreement.

11.
Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with this Agreement, the Sixth Amendment to the Receivables Sale Agreement, the Transfer Agreement or the Performance Undertaking.

12.	A completed Monthly Report as of March 31, 2009 in conformity with the Receivables Sale Agreement.

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